AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 2008
REGISTRATION NO. 333-150861

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1
UNDER
THE SECURITIES ACT OF 1933
 REGISTRATION
STATEMENT

GTX CORP
(Exact Name of Registrant as Specified in Its Charter)

Nevada	3663	98-0493446
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

117 W. 9th Street, Suite 1214
Los Angeles, CA 90015
(213) 489-3019
(Address and Telephone Number of
Principal Executive Offices and Principal Place of Business)

Copies to:

Mark Abdou, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024
Telephone: (310) 208-1182
Fax: (310) 208-1154

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement as determined by market conditions.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________________________________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_______________________________________________________________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_______________________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

☐ Large accelerated filer	Accelerated filer ☐
☐ Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
common stock, par value $0.001 per share(1)	6,083,002 shares	$2.68	(3)	$16,302,445	$640.69
common stock, par value $0.001 per share, underlying warrants(2)	4,121,002 shares	$2.68	(4)	$11,044,285	$434.04

TOTAL	10,204,004 shares			$27,346,730	$1,074.73
____________
(1)The 6,083,002 are currently outstanding shares to be offered for resale by selling shareholders.
(2)The 4,121,002 shares are currently unissued shares to be offered for resale by selling shareholders following issuance upon exercise of outstanding warrants that have an exercise price of $1.25 per share.
(3)Represents the average of the bid and ask price on the OTC Bulletin Board as of a specified date within 5 business days prior to the date of filing the registration statement pursuant to Rule 457(c) under the Securities Act. The price per share is based on the average of the bid and asked price of the Registrant’s common stock on the OTC Bulletin Board on May 9, 2008.
(4)Calculated pursuant to Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT GTX CORP FILES WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

PROSPECTUS DATED AUGUST 12, 2008

10,204,004 SHARES OF COMMON STOCK

OF

GTX CORP

This prospectus covers the sale by the selling shareholders identified in this prospectus under the section titled “Selling Shareholders” (the “Selling Shareholders”) of up to 10,204,004shares of the common stock of GTX Corp, a Nevada corporation (together with its subsidiaries, “we,” “our,” or “Company”), which includes 4,121,002 shares of common stock issuable upon the exercise of warrants.

We will pay all expenses, except for any brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Shareholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities.”

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “GTXO.” The closing price of our common stock as reported on the OTCBB on August 7, 2008, was $1.83 per share.

The prices at which the Selling Shareholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, or at such a price negotiated price or prices determined, from time to time, by the Selling Shareholders. See “Plan of Distribution.” The Selling Shareholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus.

We will not receive any of the proceeds from the sale of the shares of common stock owned by the Selling Shareholders, but we may receive funds from the exercise of their warrants upon exercise. The warrants contain cash exercise provisions. Any proceeds received will be used by us for working capital and general corporate purposes. Prospective investors should read this prospectus and any amendment or supplement hereto together with additional information described under the heading “Where You Can Find More Information.”

Our principal executive offices are located at 117 W. 9th Street, # 1214, Los Angeles, California 90015, and our telephone number is (213) 489-3019. Our home page on the Internet can be located at www.gtxcorp.com. Information included on our website is not part of this prospectus.

See the section of this document titled “Risk Factors” beginning on page 4 for certain factors relating to an investment in the shares of common stock offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OFFERED HEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 12, 2008.

TABLE OF CONTENTS

Page Number
Prospectus Summary	1

Risk Factors	4

Forward-Looking Statements	12

Use of Proceeds	12

Selling Shareholders	12

Description of Securities being Registered	19

Plan of Distribution	20

Interest of Named Experts and Counsel	21

The Company	22

Business	22

Description of Property	35

Legal Proceedings	28

Market Price of and Dividends on the common stock	29

Management’s Discussion and Analysis Of Financial Condition and Results of Operations	30

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35

Directors and Executive Officers	36

Director and Executive Officer Compensation; Corporate Governance	36

Security Ownership of Certain Beneficial Owners and Management	42

Certain Relationships and Related Transactions	44

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	44

Where You Can Find More Information	46

Index to Financial Statements	47

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and the financial statements of Global Trek Xploration for the years ended December 31, 2007 and 2006 and the related notes and the consolidated financial statements of GTX Corp for the three months ended March 31, 2008 and 2007 and the related notes.

Our Company

GTX Corp was incorporated in the State of Nevada on April 7, 2006 under its former name “Deeas Resources Inc.”   Prior to March 14, 2008, we were engaged in the exploration of mineral properties.  Our sole property interest involved the Treg-Rouchon property, which interest is limited to the exploration and exploitation of gold placer deposits.  The Treg-Rouchon property is located in central British Columbia, approximately 102 km north-east of the city of Quesnel, and 712 km north-east of Vancouver, situated in the Caribou Gold District. The Treg-Rouchon property extends along the Tregillus Creek extending 1.5 kilometres below Tregillus Lake to 200 meters (600 feet) above the mouth of the Willow River.  As our management conducted due diligence on the property interest, management realized that the property did not present the best opportunity for our company to realize value for our shareholders.  In an effort to substantiate shareholder value, GTX Corp then sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities with the intent that, should the opportunity arise, a reverse take-over transaction be negotiated and completed pursuant to which GTX Corp would acquire the target with an operating business with the intent to continue the acquired company’s business as a publicly held entity.

Global Trek Xploration, a California corporation (“GTX California”) develops, patents and integrates miniaturized assisted GPS tracking and cellular location-transmitting technology for consumer products and applications. Providing the underlying technology, GTX California works with license branded partners to deliver these innovative solutions to consumers in a wide variety of wearable location devices.

On March 4, 2008, GTX Corp entered into a Share Exchange Agreement (the “Exchange Agreement”) with GTX California, the shareholders of GTX California  (the “Selling Shareholders”) and Jupili Investment S.A., a company incorporated under the laws of the Republic of Panama (“Jupili”), pursuant to which the Company agreed to acquire all of the outstanding capital stock of GTX California in exchange for the issuance of approximately 18,000,001 shares of the Company’s common stock to the Selling Shareholders for all of the issued and outstanding shares of GTX California on the basis of 0.8525343 shares of GTX Corp for every one share of GTX California (the “Merger” or “Exchange Transaction”).  The Exchange Transaction closed on March 14, 2008 (the “Closing” or the “Closing Date”).

Effective March 14, 2008, we completed a merger with our wholly owned subsidiary, GTX Corp, a Nevada corporation, which we formed in February 2008 in connection with the Exchange Transaction.  As a result of the merger, we changed our company’s name from “Deeas Resources Inc.” to “GTX Corp.” Also on March 4, 2008, we effected a 20.71 for 1 forward stock split of our authorized and our issued and outstanding common stock.

Before the Closing of the Exchange Agreement, we had approximately 2,176,000 common shares issued and outstanding.  Upon completion of the Exchange Agreement on the Closing Date, we had approximately 36,040,963 common shares issued and outstanding based upon: (i) the cancellation of 1,500,000 pre-split common shares held by Jeffrey Sharpe; (ii) the 20.71 for 1 forward stock split; (iii) the issuance of 18,000,001 common shares to the Selling Shareholders at the Closing; (iv) the issuance of 2,666,668 common shares pursuant to the Financing; and (v) the issuance of 1,374,334 common shares pursuant to the conversion of the $1,000,000 bridge loan plus accrued interest of $30,750. The issuance of 18,000,001 common shares to the Selling Shareholders represents approximately 50% of our share capital as of the Closing of the Exchange Agreement.

The closing of the transactions contemplated by the Exchange Agreement and the closing of the Financing, which is described below, occurred on March 14, 2008. Following the Closing, GTX California became our wholly owned subsidiary.

Financing

Immediately following the Closing, we received gross proceeds of approximately $2,000,000 in connection with the Financing. Pursuant to securities purchase agreements entered into with investors, we sold an aggregate total of 2,666,668 units (“Units”) at a price of $0.75 per Unit. Each Unit consists of one share of common stock and one warrant (“Warrant”) to purchase one share of common stock. Each Warrant is exercisable into an additional common share for a period of eighteen (18) months with respect to the first 1,666,668 Warrants issued and for a period of twelve (12) months with respect to the remaining Warrants issued at an exercise price of $1.25 per share. Eighteen (18) month warrants were issued to six (6) investors and twelve (12) month warrants were issued to two (2) investors. Thus, at Closing we issued 2,666,668 shares of common stock to investors and Warrants to purchase an aggregate of 2,666,668 shares of our common stock. The Form of Securities Purchase Agreement and Warrant entered into with investors in connection with the Financing are incorporated herein by reference to Exhibit 10.9 hereto.

At Closing, pursuant to the Exchange Agreement, we also converted a $1,000,000 bridge loan to GTX California (“Bridge Loan”) held by Jupili plus accrued interest into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing. Thus, at Closing we also issued 1,374,334 shares of common stock to Jupili and eighteen (18) month Warrants to purchase an aggregate of 1,374,334 shares of our common stock to Jupili.

Jupili arranged the Bridge Loan and Financing. For its services, Jupili received a payment of $60,000 from GTX Corp, calculated as 2% of the aggregate amount of the Bridge Loan and the Financing.

The issuance of the Units in connection with the Financing and upon conversion of the Bridge Loan is intended to be exempt from registration under the Securities Act pursuant to Regulation S. As such, these issued securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

We were required to register the shares of common stock and the shares issuable upon exercise of the Warrants issued in the Financing and upon conversion of the Bridge Loan under a registration statement filed with the SEC (the “Registration Statement”) as soon as practicable after Closing. If we failed to file the Registration Statement to register the Securities for resale by May 14, 2008, we would have been required to pay Jupili liquidated damages equal to 5% of the total offering of the Financing, payable in Units on the same terms as the Financing (the “Additional Units”), and would have been required to register the Additional Units in the Registration Statement. Warrants to purchase 1,000,000 shares of common stock will be exercised in cash within six (6) months of the Closing. If the Warrants are not exercised at the end of such six (6) month period, GTX shall have the option to compel Jupili to purchase 1,000,000 shares of common stock in the capital of GTX Corp at $1.25 per share.

Additional Financing

In May 2008 we completed a sale to thirty-two (32) investors (“Additional Financing”) of 1,732,000 units (“Additional Units”) of the Company’s securities at a price of $1.00 per Additional Unit for aggregate proceeds of $1,732,000. Each Additional Unit consists of one common share and one share purchase warrant (“Additional Warrant”). Each Additional Warrant is exercisable at an exercise price of $1.50 per share for a three-year term. The common stock and common shares underlying the Additional Warrants sold in this Additional Financing have piggy-back registration rights. The common stock sold in this Additional Financing is included in this registration statement. The Form of Securities Purchase Agreement and Warrant entered into with investors in connection with the Additional Financing are incorporated herein by reference to Exhibit 10.8 hereto.

We agreed to pay up to 10% cash and 10% warrant coverage as commissions to registered broker-dealers or unregistered finders in connection with the Additional Financing. Mr. Matthew Williams, the brother of our Chief Financial Officer, Murray Williams, received $20,300 and 20,300 Additional Warrants from GTX Corp for his services as a finder. We paid an aggregate of $26,950 and issued 26,950 Additional Warrants as commissions to three (3) other unregistered finders. In addition we paid Meyers Associates LP, a registered broker-dealer, $76,500 in cash commission and 71,500 Additional Warrants for the Additional Financing that they arranged for us. Thus, in total we paid $125,300 and 118,500 Additional Warrants to registered broker-dealers or unregistered finders in connection with the Additional Financing.

Further, as a bonus for the successful completion of over one million dollars of Additional Financing, Patrick E. Bertagna, our Chief Executive Officer and Chairman, Murray Williams, our Chief Financial Officer, and Patrick Aroff, a member of our board of directors, were each issued 40,000 shares of our common stock, and Louis Rosenbaum, a member of our board of directors, was issued 10,000 shares of our common stock. These shares of common stock issued to our officers and directors are included in this registration statement.

The Offering

We are registering 10,204,004 shares of our common stock for resale by Selling Shareholders. Of the 10,204,004 shares included in this prospectus, 6,083,002 shares are currently outstanding and were issued to certain of the Selling Shareholders in private transactions. The remaining 4,121,002 shares included in this prospectus represent the estimated maximum number of shares that may be issued to Selling Shareholders upon the exercise of the Warrants. The aggregate market value of the common shares underlying Warrants, based on the closing price on the OTCBB on July 22, 2008 of $1.71, is $7,046,913. The Warrants were also issued in private transactions. The number of shares being registered, including shares underlying Warrants, represents 24% of our shares currently outstanding and 28.3% of shares held by non-affiliates.

Outstanding common stock	38,480,463 common shares issued and outstanding as of July 25, 2008

Common stock offered	10,204,004 shares of common stock, including 4,121,002 shares issuable upon the exercise of Warrants

Common stock to be outstanding after the offering, assuming the exercise of the Warrants for 4,121,002 shares. Shares underlying the Additional Warrants are not included in this prospectus	42,601,465 shares
Proceeds
We will receive no proceeds from the sale of the common stock offered hereunder.

We may receive proceeds upon the exercise of the 4,121,002 Warrants of up to $5,151,252.50. Warrants to purchase 1,000,000 shares of common stock will be exercised in cash within six (6) months of the Closing. If the Warrants are not exercised at the end of such six (6) month period, we shall have the option to compel Jupili to purchase 1,000,000 shares of common stock in the capital of GTX Corp at $1.25 per share. In either circumstance, the result will be gross proceeds to us of $1,250,000.

Except for the Warrants to purchase 1,000,000 shares of common stock to be exercised in cash within six (6) months of the Closing as noted above, the Selling Shareholders are under no obligation to exercise the Warrants. Proceeds received from the exercise of Warrants will be used for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

OTC Bulletin Board Symbol	GTXO

RISK FACTORS

Our business, financial condition and operating results, or the value of any investment you make in the stock of our Company, or both, could be adversely affected by any of the factors listed and described below. These risks and uncertainties, however, are not the only ones that we face. Additional risks and uncertainties not currently known to us, or that we currently think are immaterial, may also impair our business operations or the value of your investment.

 Risks Related to Our Corporate Structure

Our operations have been devoted to research and development and we have not launched our product to a large number of customers, making it difficult to evaluate our future prospects and results of operations.

GTX California, formed in 2002, dedicated its resources to research and development until recently and has not yet launched a product to a large number of customers. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries. Some of these risks and uncertainties relate to our ability to:

• offer new and innovative products to attract and retain a larger customer base;
• attract additional customers and increase spending per customer;
• increase awareness of our brand and continue to develop user and customer loyalty;
• respond to competitive market conditions;
• manage risks associated with intellectual property rights;
• maintain effective control of our costs and expenses;
• raise sufficient capital to sustain and expand our business;
• attract, retain and motivate qualified personnel; and
• upgrade our technology to support additional research and development of new  products.

 If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

We will incur increased costs as a public company which may affect our profitability and an active trading market.

As a public company, we incur significant legal, accounting and other expenses. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

Risk Relating to an Investment in Our Securities

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. These fluctuations may adversely affect the trading price of our common shares.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. Investors seeking cash dividends should not purchase our common stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Nevada corporate law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

There is a limited market for our common stock. Our common stock is thinly traded and, you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock is currently listed on the OTC Bulletin Board under the symbol “GTXO”; our stock has been trading since mid-March 2008. We cannot predict the extent to which an active public market for our common stock will be sustained. However, we do not rule out the possibility of applying for listing on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market (the “Nasdaq Markets”), or other exchanges. If a trading market is sustained, we expect our common stock to continue to be “thinly-traded” on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or nonexistent. This is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, if a market for our common stock is sustained, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock will be particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this prospectus. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, we do not rule out the possibility of applying for listing on the Nasdaq Markets or another exchange.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives following the Enron bankruptcy, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past activities of our company and its affiliates may lead to future liability for our company.

Prior to our acquisition of GTX California in 2008, we engaged in businesses unrelated to our current operations. Although certain previously controlling shareholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our Company.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate causes a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Mergers of the type we just completed with GTX California are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals which would negatively impact our financial condition and the value and liquidity of your shares of common stock.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly listed stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on a national securities exchange. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority (“FINRA”) or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

Our corporate actions are substantially controlled by our officers and directors who beneficially own approximately 17.1% of our issued and outstanding capital stock.

Our officers and directors own 6,558,839 of our outstanding common stock, representing approximately 17.1% of our voting power. These shareholders, acting as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these officers and directors, elections of our Board of Directors may generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Amended and Restated Bylaws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We currently lack liquidity and have limited revenues. We will need to raise additional capital, which will result in substantial dilution to existing stockholders.

As of July 24, 2008 we had cash and cash equivalents of approximately $3 million. Substantially all of our cash has been raised through capital raising transactions rather than operations. In order to license, manufacture, and sell our products and to execute on our business plan, we need substantial additional capital. We are currently considering possible sources of this additional capital, including raising capital through the issuance of equity securities. Although the exact amount we intend to raise has not yet been determined, we are contemplating an amount in excess of $10 million. There can be no assurance that we will be able to raise sufficient additional capital at all or on terms favorable to our stockholders or us. If we issue equity securities in order to raise additional capital in the amounts currently contemplated, the stockholders will experience immediate and substantial dilution in their ownership percentage of the combined company. In addition, to raise the capital we need, we may need to issue additional shares at a discount to the current market price. If the terms of such financing are unfavorable to us or our stockholders, the stockholders may experience substantial dilution in the net tangible book value of their stock. In addition, any new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, all of which could have a material adverse effect on us.

Risks Related to our Business

We have only recently begun production of our GpVectorTM product and may encounter manufacturing problems during the production process, which would adversely affect our results of operations and financial condition.

Our GpVectorTM product is a new product and we have discontinued manufacturing all of our other products. The manufacture of our GpVectorTM product involves complex and precise processes, which we have subcontracted to another company. To date, we have only initiated a limited production of this product and so we do not yet know whether we will encounter any serious problems during the production process in the long-term. Any significant problems in manufacturing, assembling or testing of this product could delay the roll-out of the GpVector(TM) product and have an adverse impact on our business and prospects. The willingness of manufacturers to make the product or lack of availability of manufacturing capacity may have an adverse impact on our ability to go to market, and as a result we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our results of operations and financial condition.

Our software products are complex and may contain unknown defects that could result in numerous adverse consequences, resulting in costly litigation or diverting management's attention and resources.

Complex software products such as those associate with our GpVectorTM product often contain latent errors or defects, particularly when first introduced, or when new versions or enhancements are released. We have experienced errors and defects in our most recent release of the software associated with our GpVectorTM product, but do not believe these errors will have a material negative effect on the functionality of the GpVectorTM product. However, there can be no assurance that, despite testing, additional defects and errors will not be found in the current version, or in any new versions or enhancements of this software, any of which could result in damage to our reputation, the loss of sales, a diversion of our product development resources, and/or a delay in market acceptance, and thereby materially adversely affecting our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management's attention and resources. Any product liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.

We depend on our key personnel to manage our business effectively in a rapidly changing market. If we are unable to retain our key employees, our business, financial condition and results of operations could be harmed.

Our future success depends to a significant degree on the skills, efforts and continued services of our executive officers and other key engineering, manufacturing, operations, sales, marketing and support personnel who have critical industry experience and relationships. If we were to lose the services of one or more of our key executive officers and senior management members, we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Our markets are highly competitive, and our failure to compete successfully would limit our ability to sell our products, attract and retain customers and grow our business.

Competition in the wireless location services market and the facial composite software market is intense. In addition, the adoption of new technology in the communications industry likely will intensify the competition for improved wireless location technologies. The wireless location services market has historically been dominated by large companies, such as Siemens AG and LoJack Corporation. In addition, a number of other companies such as Trimble Navigation, Verizon, FireFly, Disney, Mattel, Digital Angel Corporation, Location-Based Technologies, Inc. (OTCBB: LBAS) and WebTech Wireless Inc. either have announced plans for new products or have commenced selling products that are similar to our wireless location products, and new competitors are emerging to compete with our wireless location services products. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition. All competitors in the wireless location services market rely on retail distributors to sell their products to consumers. Additional competitors in this market may limit the availability or interest of retail distributors to carry our wireless location services product and launch it into the market. These issues may have an adverse impact on our ability to go to market, and as a result we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Our wireless location products and technology are new and may not be accepted in the market, which would dramatically alter our financial results.

We have had only a limited release of one of our planned wireless locator products in the market. There can be no assurances that consumer demand will meet, or even approach, our expectations. In addition, our pricing and marketing strategies may not be successful. Lack of customer demand, a change in marketing strategy and changes to our pricing models could dramatically alter our financial results.

Standards in wireless communications industry are in flux, and if we are unable to comply with these industry standards, our business will be harmed.

Standards in the wireless communications industry are evolving. The emergence and broad adoption of new industry standards could require us to redesign our products. If we are unable to design our products to comply with these new standards, our products would become obsolete and consumers would instead purchase other standard-compliant products. As a result, our business could be harmed, and our financial condition and results of operations could be adversely affected.

Changes in the government regulation of our wireless location product or wireless carriers could harm our business.

Our products, wireless carriers and other members of the communications industry are subject to domestic government regulation by the Federal Communications Commission (the “FCC”) and international regulatory bodies. These regulatory bodies could enact regulations which affect our products or the service providers which distribute our products, such as limiting the scope of the service providers' market, capping fees for services provided by them or imposing communication technology standards which impact our products.

If our wireless locator products fail to achieve broad market acceptance, our business results will be harmed.

We have not begun selling our wireless location products for use by direct purchase consumers or for resale by distributors. If our products are not widely accepted by the market, our business results could be harmed. Factors that may affect the market acceptance of our location products include price, reliability, performance, technological innovation/enhancements, network coverage, ease of use, and availability.

If we fail to perform adequately on the basis of each of these factors versus competing products and technologies, our business results could be harmed.

Our ability to compete could be jeopardized and our business seriously compromised if we are unable to protect ourselves from third-party challenges, the development and maintenance of the proprietary aspects of wireless location products and technology we develop.

Our products utilize a variety of proprietary rights that are critical to our competitive position. Because the technology and intellectual property associated with our wireless location products are evolving and rapidly changing, our current intellectual property rights may not adequately protect us in the future. We rely on a combination of patent, copyright, trademark and trade secret laws and contractual restrictions to protect the intellectual property utilized in our products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In addition, monitoring unauthorized use of our products is difficult and we cannot be certain the steps we have taken will prevent unauthorized use of our technology. Also, it is possible that no patents or trademarks will be issued from our currently pending or future patent or trademark applications. Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights in new technologies are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain. Moreover, effective patent, trademark, copyright and trade secret protection may not be available in some countries in which we distribute or may anticipate distributing our products. Furthermore, our competitors may independently develop similar technologies that limit the value of our intellectual property or design or patents.. If competitors are able to use our technology, our competitive edge would be reduced or eliminated.

In addition, third parties may at some point claim certain aspects of our business infringe their intellectual property rights. While we are not currently subject to nor aware of any such claim, any future claim (with or without merit) could result in one or more of the following:

• Significant litigation costs;
• Diversion of resources, including the attention of management;
• Our agreement to pay certain royalty and/or licensing fees; and
• Cessation of our rights to use, market, or distribute such technology.

Any of these developments could materially and adversely affect our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Whether successful or unsuccessful, such litigation could result in substantial costs and diversion of resources. Such costs and diversion could materially and adversely affect our business, results of operations and financial condition.

We could become subject to litigation regarding intellectual property rights, which could seriously harm our business and require us to incur significant costs.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Any parties asserting that our products infringe upon their proprietary rights would force us to defend ourselves and possibly our customers or manufacturers against the alleged infringement. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of proprietary rights. These lawsuits, regardless of their merits, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

• Stop selling, incorporating or using our products that use the challenged intellectual property;
• Obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

• Redesign those products that use such technology.
If we are forced to take any of the foregoing actions, our business and prospects may be seriously harmed.

We currently depend upon one manufacturer for our principal product and if we encounter problems with this manufacturer there is no assurance that we could obtain products from other manufacturers without significant disruptions to our business.

We expect that our principal product will be manufactured to our specifications by one manufacturer. Although we could arrange for another manufacturer to supply the product, there is no assurance that we could do so without undue cost, expense and delay.

We expect to rely heavily on a few licensees.  The loss of, or a significant reduction in, orders from these major customers could have a material adverse effect on our financial condition and results of operations.

Our revenues in the next several years could be heavily dependent on contracts with a limited number of major market makers in each business segment. The loss of, or a significant reduction in, orders from these major customers could have a material adverse effect on our financial condition and results of operations.

Fluctuations in operating results could adversely affect the market price of our common stock.

Our revenues and operating results are likely to fluctuate significantly in the future. The timing of order placement, size of orders and satisfaction of contractual customer acceptance criteria, as well as order delays or deferrals and shipment delays and deferrals, may cause material fluctuations in revenue.

Delays or deferrals in purchasing decisions may increase as we develop new or enhanced products. The current and anticipated dependence on a small number of customers increases the revenue impact of each customer's actions relative to these factors. Our expense levels in the future will be based, in large part, on our expectations regarding future revenue, and as a result net income for any quarterly period in which material orders are delayed could vary significantly.

Because of these and other factors, investors should not rely on quarter-to-quarter comparisons of our results of operations, our results of operations or the pro forma financial information as an indication of future performance. It is possible that, in future periods, results of operations will differ from the estimates of public market analysts and investors. Such a discrepancy could cause the market price of our common stock to decline significantly.

Delays, disruptions or quality control problems in manufacturing could result in delays in shipments of products to customers and could adversely affect our business.

We might experience delays, disruptions or quality control problems in the manufacturing operations of our subcontractors. As a result, we could incur additional costs that would adversely affect gross margins, and product shipments to our customers could be delayed beyond the shipment schedules requested by our customers, which would negatively affect our revenues, competitive position and reputation. Furthermore, even if we are able to timely deliver products to our customers, we may be unable to recognize revenue based on our revenue recognition policies. Any disruptions in the future could adversely affect the combined company's revenues, gross margins and results of operations. We may experience manufacturing delays and reduced manufacturing yields upon introducing new products to our manufacturing lines or when integrating acquired products.

Rapid technological change in our market could cause our products to become obsolete or require us to redesign our products, which would have a material adverse affect on our business, operating results and financial condition.

We expect that our markets will be characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete. We believe that our future success will depend in large part on our ability to develop new and effective products in a timely manner and on a cost effective basis. As a result of the complexities inherent in our product, major new products and product enhancements can require long development and testing periods, which may result in significant delays in the general availability of new releases or significant problems in the implementation of new releases. In addition, if we or our competitors announce or introduce new products our current or prospective customers may defer or cancel purchases of our products, which could materially adversely affect our business, operating results and financial condition. Our failure to develop successfully, on a timely and cost effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements would have a material adverse affect on our business, operating results and financial condition.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

FORWARD-LOOKING STATEMENTS

This prospectus, including the preceding sections titled “Summary” and “Risk Factors,” contains “forward-looking statements.” These statements include information that represents our intent, belief, anticipation or current expectations about the matters discussed and can often be identified by the presence of terms like “believe,” “expect,” “anticipate,” “intend” or similar words. In the most general sense, forward-looking statements are any statements that are not recitals of historical fact. Because these statements concern future events or circumstances they necessarily involve risks and uncertainties and actual results may differ materially from those expressed or implied by the forward-looking statements. These factors include those set for under the headings “Risk Factors” herein and other risk factors described in our reports filed and to be filed from time to time with the Commission.

The subsequent forward-looking statements relating to the matters described in this document and attributable to us or to persons acting on our behalf are expressly qualified in their entirety by such factors and others of which we may not currently be aware or which we currently believe to be immaterial. We undertake no obligation to publicly update or revise these forward-looking statements to reflect new information, future events, or otherwise, except as required by applicable Federal securities laws, and we caution you not to place undue reliance on these forward looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders, including shares issuable upon the exercise of Warrants by the Selling Shareholders. We will not receive any of the proceeds from the sale of these shares.

We may receive proceeds upon the exercise of the Warrants which, if all such Warrants are exercised in full and in cash, would be $5,151,252.50. Warrants to purchase 1,000,000 shares of common stock will be exercised in cash within six (6) months of the Closing. If the Warrants are not exercised at the end of such six (6) month period, GTX shall have the option to compel Jupili to purchase 1,000,000 shares of common stock in the capital of GTX Corp at $1.25 per share. In either circumstance, the result will be gross proceeds to us of $1,250,000.

Except for 1,000,000 of Jupili’s Warrants, the Selling Shareholders are under no obligation to exercise the Warrants. We intend to use all proceeds from exercise of the Warrants for working capital and other general corporate purposes. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities Being Registered.”

We will pay all expenses incurred in connection with the offering described in this prospectus. We are registering the shares in this offering pursuant to a securities purchase agreement entered into between the Company and the eight (8) investors participating in the Financing and pursuant to another securities purchase agreement entered into between the Company and thirty-two (32) investors participating in the Additional Financing. We agreed to file this registration statement in order to permit the investors that participated in the Financing to sell the shares and shares acquired upon exercise of the Warrants. The investors that participated in the Additional Financing have piggy-back registration rights with regards to the shares they purchased and shares which may be acquired upon exercise of the Additional Warrants. We are not registering the Additional Warrants in this registration statement.

SELLING SHAREHOLDERS

The Selling Shareholders listed in the table below may use this prospectus for the resale of shares of common stock being registered hereunder, although no Selling Shareholder is obligated to sell any such shares. Of the 10,204,004 shares of common stock offered by this prospectus, 6,083,002 shares of common stock are outstanding as of the date hereof, and 4,121,002 shares are issuable upon exercise of outstanding Warrants. The table below sets forth information as of July 25, 2008 to reflect the sale of shares being offered by the Selling Shareholders.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a Selling Shareholder is deemed to have beneficial ownership of any shares of common stock that such shareholder has the right to acquire within 60 days of July 24, 2008. The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. None of the Selling Shareholders have informed us that they have an existing short position in our common stock. Except as indicated in the footnotes to the table, no selling shareholder has had any material relationship with us or our predecessors or affiliates during the last three years. Except as indicated in the footnotes, Warrants held by Selling Shareholders are eighteen (18) month Warrants. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. With the exception of CAT Brokerage AG, EH & P Investments AG and Storey Charbonnet, none of the selling shareholders are or were broker-dealers or are or were affiliated with broker-dealers. CAT Brokerage AG is a broker-dealer and is an underwriter of the shares it is offering. EH & P Investments AG is an affiliate of a broker dealer and (1) purchased the shares in the ordinary course of business and, (2) at the time of the purchase of the securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Storey Charbonnet is an affiliate of a broker dealer and (1) purchased the shares in the ordinary course of business and, (2) at the time of the purchase of the securities to be resold, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. See our discussion entitled “Plan of Distribution” for further information regarding the method of distribution of these shares.

We are not able to estimate the number of shares that will be held by the Selling Shareholders after the completion of this offering because the Selling Shareholders may offer all or some of the shares and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares offered hereby, except as otherwise noted below. The following table assumes that all of the shares being registered hereby will be sold.

NAME OF SELLING SHAREHOLDER	NUMBER OF SHARES OWNED BEFORE OFFERING	NUMBER OF SHARES BEING OFFERED	NUMBER OF SHARES OWNED AFTER OFFERING (1)	PERCENTAGE OWNED AFTER OFFERING (1)
Atlas Capital S.A. (2) **	666,666	666,666	0	*	%
Silvacorp Pty. Ltd. (3) **	474,668	474,668	0	*	%
Gregory Curson (4) **	800,000	325,332	0	*	%
Josan Consultants Pty. Ltd.(5) **	270,000	270,000	0	*	%
Melanie Bome (6) **	200,000	200,000	0	*	%
CAT Brokerage AG (7) **	2,730,002	2,730,002	0	*	%
EH & P Investments AG (8) **	666,668	666,668	0	*	%
Jupili Investment S.A. (9) ^	2,748,668	2,748,668	0	*	%
Whalehaven Capital Fund Limited (10) +	500,000	250,000	250,000	*	%
Matthew R. Williams (11) +^	220,300	100,000	120,300	*	%
Eric Voss (12) +	200,000	100,000	100,000	*	%
Janine Firpo (13) +	20,000	10,000	10,000	*	%
Michael Taylor (13) +	20,000	10,000	10,000	*
Jack Kornblau(13) +	20,000	10,000	10,000	*	%
Multi-Media Technology Ventures, Ltd. (14) +	4,280,136	175,000	4,105,136	10.67%
Michael T. Dewitt (15) +	40,000	20,000	20,000	*	%
Peter Kent Navarro (15) +	40,000	20,000	20,00	*	%
James E. Reed (13) +	20,000	10,000	10,000	*	%
Joseph Richard Levingston (13) +	20,000	10,000	10,000	*	%
Jeremy Roll (30) +^	42,100	20,000	22,100	*	%
Peter Abramowicz (13) +	20,000	10,000	10,000	*	%
Mark Cushing (13) +	20,000	10,000	10,000	*	%
Thomas M. Staunton (13) +	20,000	10,000	10,000	*	%
David Wuest (16) +	140,000	120,000	20,000	*	%
Storey Charbonnet (17) +	100,000	50,000	50,000	*

Jonathan Spanier Living Trust Dated June 1, 2007 (18) +	100,000	50,000	50,000	*	%
Chestnut Ridge Partners, LP (19) +	400,000	200,000	200,000	*	%
Isaac & Marilyn Shehebar as Tennants in Common (20) +	50,000	25,000	25,000	*	%
Richardson & Patel LLP (21) ^	111,000	111,000	0	*	%
RP Capital LLC (22) ^	191,500	108,000	83,500	*	%
Mark Abdou (23) +, ^	211,500	118,000	93,500	*	%
Patrick Bertagna (24) ^	3,187,628	40,000	3,147,628	8.18%
Murray Williams (25) ^	155,000	40,000	115,000	*	%
Patrick Aroff (26) ^	452,473	40,000	412,473	1.07%
Louis Rosenbaum (27) ^	2,544,402	10,000	2,534,402	6.59%
Roy Greenblatt (13) +	20,000	10,000	10,000	*	%
Jennifer Romero (12) +	200,000	100,000	100,000	*	%
Jeff Rhodes (13) +	20,000	10,000	10,000	*	%
Robert Loyst (13) +	20,000	10,000	10,000	*	%
Albert Shehebar (20) +	50,000	25,000	25,000	*	%
Albert Chehebar (20) +	50,000	25,000	25,000	*	%
Crestview Partners Master LLC (28) +	500,000	250,000	250,000	*	%
Jack Gabbay (29) +	10,000	5,000	5,000	*	%
Zachery Weintraub (29) +	10,000	5,000	5,000	*	%
Issac Sasson (29) +	10,000	5,000	5,000	*	%

* Less than 1%
**Shares obtained in Financing Transaction
+Shares obtained in Additional Financing Transaction
^Shares obtained through other transaction disclosed in footnote

(1)
Assumes that all of the shares offered under this prospectus by the Selling Shareholders are sold and that shares owned by such shareholder before this offering but not offered by this prospectus are not sold.

(2)
Moussy Dwek has voting and investment power over the shares registered in the name of Atlas Capital, S.A. The 666,666 shares beneficially owned hereunder include 333,333 shares issuable upon exercise of Warrants.

(3)
Gregory Curson has voting and investment power over the shares registered in the name of Silvacorp Pty. Ltd. The 474,668 shares beneficially owned hereunder include 237,334 shares issuable upon exercise of Warrants.

(4)
The 800,000 shares beneficially owned by Mr. Curson include 474,668 shares beneficially held in the name of Silvacorp Pty. Ltd., which include 237,334 shares issuable upon exercise of Warrants, over which Mr. Curson has voting and investment power. The 325,332 shares owned in the name of Mr. Curson include 162,666 shares issuable upon exercise of Warrants.

(5)
Mark Hilton Davis has voting and investment power over the shares registered in the name of Josan Consultants Pty. Ltd. The 270,000 shares beneficially owned include 135,000 shares issuable upon exercise of Warrants.

(6)	Errel Bome has voting and investment power over the shares registered in the name of Melanie Bome. The 200,000 shares beneficially owned include 100,000 shares issuable upon exercise of Warrants.
(7)
Marcel Berchtold has voting and investment power over the shares registered in the name of CAT Brokerage AG. The 2,730,002 shares beneficially owned include 1,365,001 shares issuable upon exercise of Warrants. Of the Warrants, 698,333 are eighteen (18) month Warrants and the remaining 635,001 are twelve (12) month Warrants.

(8)
Urs Meier has voting and investment power over the shares registered in the name of EH & P Investments AG. The 666,668 shares beneficially owned include 333,334 shares issuable upon exercise of Warrants. The 333,334 Warrants are twelve (12) month Warrants.

(9)
Jose E. Silva has voting and investment power over the shares registered in the name of Jupili Investment S.A. The 2,748,668 shares beneficially owned include 1,374,334 shares issuable upon exercise of Warrants. Jupili converted a $1,000,000 bridge loan, plus accrued interest of $30,750.50, into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing. Thus, we issued 1,374,334 shares of common stock to Jupili and eighteen (18) month Warrants to purchase an aggregate of 1,374,334 shares of our common stock to Jupili. In connection with the $1,000,000 loan in 2007, Jupili received a payment of $20,000 for arranging the Bridge Loan, calculated as 2% of the aggregate amount of the Bridge Loan. In addition, Jupili arranged the Financing and, for its services, Jupili received a payment of $40,000 from GTX Corp, calculated as 2% of the aggregate amount of the Financing.

(10)
Eric Weisblum has voting and investment power over the shares registered in the name of Whalehaven Capital Fund Limited. The 500,000 shares beneficially owned include 250,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.

(11)
Mr. Matthew Williams is the brother of Murray Williams, the Company’s CFO. Mr. Matthew R. Williams arranged certain of the Additional Financing. For his services, Mr. Matthew R. Williams received $20,300 and 20,300 Additional Warrants from GTX Corp. The 220,300 shares beneficially owned include 120,300 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.

(12)	The 200,000 shares beneficially owned include 100,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(13)	The 20,000 shares beneficially owned include 10,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(14)
Ron Paxson has voting and investment power over the shares registered in the name of Multi-Media Technology Ventures, Ltd. The 4,280,136 shares beneficially owned include 175,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder. Ron Paxson personally owns 642,172 or our common stock. Ron Paxson has voting control over an entity that owns 23,450 Additional Warrants, which were issued as a finder’s fee for arranging part of the Additional Financing, which are not being registered hereunder.

(15)	The 40,000 shares beneficially owned include 20,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(16)	The 140,000 shares beneficially owned include 20,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(17)	The 100,000 shares beneficially owned include 50,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(18)
Jonathan Spanier has voting and investment power over the shares registered in the name of Jonathan Spanier Living Trust Dated June 1, 2007. The 100,000 shares beneficially owned include 50,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.

(19)
Kenneth Pasternak has voting and investment power over the shares registered in the name of Chestnut Ridge Partners, LP. The 400,000 shares beneficially owned include 200,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.

(20)	The 50,000 shares beneficially owned include 25,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(21)
Erick Richardson has voting and investment power over the shares registered in the name of Richardson & Patel LLP. Richardson & Patel LLP is our legal counsel. The 111,000 shares being registered hereunder are issued shares of our common stock. Erick Richardson and Nimish Patel of Richardson & Patel LLP own RP Capital LLC. RP Capital LLC owns 191,500 shares, including 40,000 shares issuable upon exercise of Warrants and 83,500 shares issuable upon exercise of Additional Warrants which are not being registered hereunder. Richardson & Patel LLP received all these shares, Warrants and Additional Warrants as compensation for services.

(22)
Erick Richardson has voting and investment power over the shares registered in the name of RP Capital LLC. Erick Richardson and Nimish Patel of Richardson & Patel LLP, own RP Capital LLC. As noted above, Richardson & Patel LLP owns 111,000 shares of our common stock. The 191,500 shares beneficially owned include 40,000 shares issuable upon exercise of Warrants and 83,500 shares issuable upon exercise of Additional Warrants which are not being registered hereunder. RP Capital received all these shares, Warrants and Additional Warrants from Richardson & Patel, which received all these shares, Warrants and Additional Warrants as compensation for services.

(23)
Mark Abdou was a partner of the law firm Richardson & Patel LLP, our legal counsel. The 211,500 shares beneficially owned by Mr. Abdou include 40,000 shares issuable upon exercise of Warrants and 93,500 shares issuable upon exercise of Additional Warrants which are not being registered hereunder. Mr. Abdou purchased 10,000 shares and 10,000 Additional Warrants as an investor in the Additional Financing. The balance of his holdings was received as compensation for legal services not related to financing activity.

(24)
Patrick Bertagna is on our board of directors, is our Chief Executive Officer and received 40,000 shares being registered hereunder as a bonus for the successful completion of over one million dollars of Additional Financing.

(25)	Murray Williams is our Chief Financial Officer and received 40,000 shares being registered hereunder as a bonus for the successful completion of over one million dollars of Additional Financing.
(26)	Patrick Aroff is a member of our board of directors and received 40,000 shares being registered hereunder as a bonus for the successful completion of over one million dollars of Additional Financing.
(27)
Louis Rosenbaum is a member of our board of directors and received 10,000 shares being registered hereunder as a bonus for the successful completion of over one million dollars of Additional Financing.

(28)
Stewart Flink has voting and investment power over the shares registered in the name of Crestview Capital Master LLC. The 500,000 shares beneficially owned include 250,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder..

(29)	The 10,000 beneficially owned include 5,000 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.
(30)
Mr. Jeremy Roll arranged certain of the Additional Financing. For his services, Mr. Roll received $2,100 and 2,100 Additional Warrants from GTX Corp. The 42,100 shares beneficially owned include 22,100 shares issuable upon exercise of Additional Warrants which are not being registered hereunder.

The following tables set forth the dollar amount of each payment we have made or may be required to make to any Selling Shareholder, affiliate of a Selling Shareholder, or any person with whom any Selling Shareholder has a contractual relationship regarding the Bridge Loan, Financing and Additional Financing transactions (including interest payments, liquidated damages, payments made to finders or placement agents and any other payments or potential payments).

$1,000,000 BRIDGE LOAN TRANSACTION

Selling Shareholder	Payment	Payment Date	Value

Jupili Investment S.A.(1)	Cash	November 14, 2007	$10,000
Jupili Investment S.A.(1)	Cash	December 10, 2007	$10,000
Jupili Investment S.A.(8)	Units for Accrued Interest	March 14, 2008	$30,750

$2,000,000 FINANCING TRANSACTION

Selling Shareholder	Payment	Payment Date	Value

Jupili Investment S.A.(1)	Cash	March 18, 2008	$40,000

$1,732,000 ADDITIONAL FINANCING TRANSACTION

Selling Shareholder	Payment	Payment Date	Value
Matthew R. Williams(2)	Cash	May 12, 2008	$20,300
Matthew R. Williams(2)	20,300 Additional Warrants	May 12, 2008	$3,821(9)
Jeremy Roll(3)	Cash	May 12, 2008	$2,100
Jeremy Roll(3)	2,100 Additional Warrants	May 12, 2008	$395(9)
Patrick Bertagna(4)	Stock	May 12, 2008	$40,000
Patrick Aroff(4)	Stock	May 12, 2008	$40,000
Murray Williams(4)	Stock	May 12, 2008	$40,000
Louis Rosenbaum(4)	Stock	May 12, 2008	$10,000
Multi-Media Technology(5) Ventures, Ltd.	Cash	May 12, 2008	$23,450
Multi-Media Technology Ventures, Ltd. (5)	23,450 Additional Warrants	May 12, 2008	$4,414(9)
Richardson & Patel LLP(6)	Cash	Not Yet Paid	$30,000
Richardson & Patel LLP (6)	83,500 Additional Warrants	May 12, 2008	$15,716
Mark Abdou (7)	83,500 Additional Warrants	May 12, 2008	$15,716

(1)	Jupili arranged the Bridge Loan and Financing. For its services, Jupili received a payment of $60,000 from GTX Corp, calculated as 2% of the aggregate amount of the Bridge Loan and the Financing.
(2)
Mr. Matthew Williams is the brother of Murray Williams, the Company’s Chief Financial Officer. Mr. Matthew R. Williams arranged certain of the Additional Financing. For his services, Mr. Matthew R. Williams received $20,300 and 20,300 Additional Warrants from GTX Corp.

(3)	Mr. Jeremy Roll arranged certain of the Additional Financing. For his services, Mr. Roll received $2,100 and 2,100 Additional Warrants from GTX Corp.
(4)
Messrs Bertagna, Aroff, Williams and Rosenbaum are officers or directors of GTX Corp and received these shares as a bonus for the successful completion of over one million dollars of Additional Financing.

(5)
Mr. Ron Paxson has voting and investment power over the shares registered in the name of Multi-Media Technology Ventures, Ltd. Mr. Paxson also has voting control over an entity that received $23,450 and 23,450 Additional Warrants as compensation for arranging portions of the Additional Financing.

(6)
Richardson & Patel is the Company’s outside legal counsel and is being paid $25,000 for its services related to the Financing and $5,000 for its services related to the Additional Financing. Erick Richardson and Nimish Patel of Richardson & Patel LLP own RP Capital LLC and Mark Abdou was a partner of Richardson & Patel; all three of which are Selling Shareholders. RP Capital LLC owns 83,500 shares issuable upon exercise of Additional Warrants. Richardson & Patel LLP received all these Additional Warrants as compensation for services.

(7)	Mark Abdou was a partner of the law firm Richardson & Patel LLP, our legal counsel. The 83,500 shares issuable upon exercise of Additional Warrants were received as compensation for services.
(8)
Jupili converted a $1,000,000 bridge loan, plus accrued interest of $30,750.50, into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing. Thus, we issued 41,001 Units to Jupili in exchange for the accrued interest of $30,750.50.

(9)
The fair value of the Additional Warrants was estimated using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 43%, risk-free interest rate 2.9%, and expected life of 3 years.

The following table sets forth the total possible profit the Selling Shareholders could realize as a result of any exercise discount for the shares of common stock underlying the Warrants, based on:

•	the closing market price per share of the common shares underlying the Warrants on the dates of the sale of the Warrants;
•	the exercise price per share of the underlying common shares on the date of the sale of the Warrants, calculated by using the price per share established in the Warrants;
•	the total possible common shares underlying the Warrants;
•
the combined closing market price of the total number of common shares underlying the Warrants, calculated using the closing market price per share on the date of the sale of the Warrants, and the total possible number of common shares underlying the Warrants;

•
the total possible common shares the Selling Shareholders may receive and the exercise price of the total number of common shares underlying the Warrants, calculated using the exercise price on the date of the sale of the Warrants, and the total possible number of common shares the Selling Shareholders may receive; and

•
the total possible discount to the closing market price as of the date of the sale of the Warrants, calculated by subtracting the total exercise price on the date of sale of the Warrants from the combined closing market price of the total number of shares underlying the Warrants on that date.

Closing Market Price Per Share	Exercise Price Per Share	Total Possible Common Shares Underlying Warrants	Combined Closing Market Price of the Total Number of Common Shares Underlying Warrants	Combined Exercise Price of the Total Number of Common Shares Underlying Warrants	Total Possible Discount to Closing Market Price

$ 0.75	$1.25	4,121,002	$3,090,751.50	$5,151,252.50	$0

The following table sets forth the total possible profit the Selling Shareholders could realize as a result of any exercise discount for the shares of common stock underlying the Additional Warrants, based on:

•	the closing market price per share of the common shares underlying the Additional Warrants on the dates of the sale of the Additional Warrants;

•	the exercise price per share of the underlying common shares on the date of the sale of the Additional Warrants, calculated by using the price per share established in the Additional Warrants;

•	the total possible common shares underlying the Additional Warrants;

•
the combined closing market price of the total number of common shares underlying the Additional Warrants, calculated using the closing market price per share on the date of the sale of the Additional Warrants, and the total possible number of common shares underlying the Additional Warrants;

•
the total possible common shares the Selling Shareholders may receive and the exercise price of the total number of common shares underlying the Additional Warrants, calculated using the exercise price on the date of the sale of the Additional Warrants, and the total possible number of common shares the Selling Shareholders may receive; and

•
the total possible discount to the closing market price as of the date of the sale of the Additional Warrants, calculated by subtracting the total exercise price on the date of sale of the Additional Warrants from the combined closing market price of the total number of shares underlying the Additional Warrants on that date.

Closing Market Price Per Share	Exercise Price Per Share	Total Possible Common Shares Underlying Additional Warrants	Combined Closing Market Price of the Total Number of Common Shares Underlying Additional Warrants	Combined Exercise Price of the Total Number of Common Shares Underlying Additional Warrants	Total Possible Discount to Closing Market Price

$2.70	$1.50	1,850,750	$4,997,025	$2,776,125	$2,220,900

The following table sets forth:

•	the gross proceeds paid or payable to us in the Bridge Loan, Financing and Additional Financing transactions;

•	all payments that have been made or that may be required to be made by the Company;

•	the resulting net proceeds to us;

•	the combined total possible profit to be realized as a result of any exercise discounts regarding the common shares underlying the Warrants;

•
disclosure—as a percentage—of the aggregate amount of all possible payments, and the total possible discount to the closing market price of the shares underlying the Warrants divided by the net proceeds;

$1,000,000 BRIDGE LOAN TRANSACTION

Gross proceeds paid to us in $1,000,000 Bridge Loan Transaction:	$1,000,000

All payments that have been made, and all payments that we may be required to make:	$50,750

Resulting net proceeds	$949,250

Combined total possible profit to be realized as a result of exercise discounts regarding the common shares underlying Warrants based on the closing market price of our common shares on the dates of the sales of the Warrants	$0

Aggregate amount of all possible payments, and the total possible discount to the closing market price of the common shares underlying the Warrants, divided by the net proceeds	5.4%

$2,000,000 FINANCING TRANSACTION

Gross proceeds paid to us in $2,000,000 Financing Transaction:	$2,000,000

All payments that have been made, and all payments that we may be required to make:	$40,000

Resulting net proceeds	$1,960,000

Combined total possible profit to be realized as a result of exercise discounts regarding the common shares underlying Warrants based on the closing market price of our common shares on the dates of the sales of the Warrants	$0

Aggregate amount of all possible payments, and the total possible discount to the closing market price of the common shares underlying the Warrants, divided by the net proceeds	2%

$1,732,000 ADDITIONAL FINANCING TRANSACTION

Gross proceeds paid to us in $1,732,000 Additional Financing Transaction:	$1,732,000

All cash payments that have been made, and all cash payments that we may be required to make:	$123,750

All non-cash payments that have been made, and all non-cash payments that we may be required to make.	$122,162

Resulting net cash proceeds	$1,608,250

Combined total possible profit to be realized as a result of exercise discounts regarding the common shares underlying Additional Warrants based on the closing market price of our common shares on the dates of the sales of the Additional Warrants	$2,220,900

Percent of the total amount of all possible payments and the total possible discount to the closing market price of the common shares underlying the Additional Warrants divided by the net proceeds	153.4%

DESCRIPTION OF SECURITIES BEING REGISTERED

Common Stock

Our authorized capital stock consists of 2,071,000,000 shares of common stock at a par value of $0.001 per share of which 38,480,463 are issued and outstanding as of July 25, 2008. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock. $.001 par value, authorized. No shares of preferred stock are issued or outstanding. Our Board of Directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series.

Anti-Takeover Provisions

Effective March 13, 2008, we have elected to be subject to by NRS 78.311 through 78.444, inclusive, of the Nevada Private Corporations Act governing combinations with interested stockholders. This election will not be effective until 18 months from the date of amendment. Nevada’s business combination statutes prohibit business combinations with any interested stockholder except those which are approved by the Board of Directors before the interested stockholder first obtained a ten percent (10%) ownership interest in the corporation’s stock. A business combination with the interested stockholder can also take place so long as a majority of the non-interested stockholders approve it or if the common stockholders receive the highest share price that the interested stock-holder paid for the corporation’s stock in the previous three (3) years. These provisions, in effect, require either board approval of a business combination or approval of the non-interested stockholders, unless the interested stockholder offers the other stockholders his highest price.
Warrants

 We are registering 4,121,002 shares of common stock hereunder which are issuable upon exercise of Warrants. Each Warrant is exercisable into an additional common share for a period of eighteen (18) months with respect to 3,121,002 warrants issued and for a period of twelve (12) months with respect to the remaining 1,000,000 Warrants issued at an exercise price of $1.25 per share. Warrants to purchase 1,000,000 shares of common stock will be exercised in cash within six (6) months of the Closing. If the Warrants are not exercised at the end of such six month period, GTX shall have the option to compel Jupili to purchase 1,000,000 shares of common stock in the capital of GTX Corp at $1.25 per share.

PLAN OF DISTRIBUTION

The Selling Shareholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the principal market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions at negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Buyers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the Buyer of shares, from the Buyer) in amounts to be negotiated. The Selling Shareholders do not expect the commissions and discounts, relating to their sales of shares, to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of their shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each Buyer at or prior to the time of the sale.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Global Trek Xploration and GTX Corp included in this prospectus have been audited by LBB & Associates Ltd., LLP our independent certified public accountants (“LBB”), to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting. The validity of the issuance of the common shares to be sold by the Selling Shareholders under this prospectus and Warrants was passed upon for our company by Richardson & Patel, LLP (“R&P”). Neither LBB nor R&P has been employed by us on a contingent basis with respect to the sale or registration under this prospectus of the securities to be sold by the Selling Shareholders, does LBB or R&P own a substantial interest in us. R&P and its partners beneficially own 514,000 shares of common stock, including 80,000 shares of common stock issuable upon exercise of Warrants and 177,000 shares of common stock issuable upon exercise of Additional Warrants.

THE COMPANY

BACKGROUND

GTX CORP
GTX Corp was incorporated in the State of Nevada on April 7, 2006 under its former name “Deeas Resources Inc.” Prior to the Closing, GTX Corp was a public shell company with nominal assets. We were engaged in the exploration of mineral properties. Our sole property interest involved the Treg-Rouchon property, which interest is limited to the exploration and exploitation of gold placer deposits. The Treg-Rouchon property is located in central British Columbia, approximately 102 km north-east of the city of Quesnel, and 712 km north-east of Vancouver, situated in the Caribou Gold District. The Treg-Rouchon property extends along the Tregillus Creek extending 1.5 kilometres below Tregillus Lake to 200 meters (600 feet) above the mouth of the Willow River. As our management conducted due diligence on the property interest, management realized that the property did not present the best opportunity for our company to realize value for our shareholders. In an effort to substantiate shareholder value, GTX Corp then sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities with the intent that, should the opportunity arise, a reverse take-over transaction be negotiated and completed pursuant to which GTX Corp would acquire the target with an operating business with the intent to continue the acquired company’s business as a publicly held entity.

As a result, we entered into the Exchange Agreement on March 4, 2008 as a means to enter into a new business sector through the consummation of the Exchange Agreement with GTX California. We currently do not plan to conduct any business other than owning the shares of GTX, which will continue to conduct its operations that it has, to date, been engaged in. GTX California is now our wholly owned operating subsidiary.

GTX CALIFORNIA

GTX California was incorporated in California on September 10, 2002.  Since its inception in 2002, its business has predominantly focused on research and development (“R&D”). Through December 31, 2007, GTX California had spent approximately $771,000 on its R&D activities.  GTX California focused its business development on the following:

ཡ	In 2002, GTX California conducted technical feasibility studies and analyzed market data.
ཡ	In 2004, GTX California built its first prototypes and began development of our website and mapping interface services.
ཡ
In 2006, GTX California developed pre-production personal location devices and completed the website development (mapping interfaces, back office support, etc.).  GTX California is now preparing to seek Federal Communication Commission (“FCC”), Industry Canada (“IC”), and Conformite Europeenne (“CE”) approvals prior to sales which it hopes to commence in early 2008.

GTX California is a developer of patented wireless location products and services for family safety and communications, and law enforcement and security technology solutions. Its portfolio of intellectual property includes our proprietary integration of the U.S. Government's Global Positioning System (GPS) and wireless communication technologies; various processes which integrate numerous GPS and wireless communication technologies into a specifically applied product solution; and software techniques which when applied to the combined technologies produces a significant cost saving advantage when compared to other companies’ technologies claiming to attain the same level of communication efficiencies.

OUR BUSINESS

GTX California is the Company’s wholly owned operating subsidiary.

GTX California is transitioning from a research and development stage to a marketing and customer driven stage of operations.

GTX California has developed a comprehensive, end-to-end GPS location system. Its tested and proven GPS location system enables subscribers to obtain accurate location information for loved-ones or valuable property directly through the Internet or over any wi-fi enabled phone, 24 hours-a-day, seven days a week.

GTX California’s first hardware product, a GPS Locator embedded module, combines the power of assisted GPS and digital personal communications service (“PCS”) technologies. This product has embedded its highly miniaturized location system within a lightweight enclosure to be worn by athletes in competition.

GTX California can provide location and tracking information in real-time to customers using the product for both routine and emergency situations through GTX's 24x7 location data center (“Location Data Center”) and Internet infrastructures. Following purchase and service activation, a subscriber may determine the locations of the product by accessing the Internet either by computer or telephony handset enabled with wi-fi capabilities.

The Location Data Center equipment is fully equipped with an off-the-shelf database and computer call distribution application software. Subscriber Internet communications are routed through GTX California’s proprietary, fault-tolerant, carrier-class, and application-specific interface software.

GTX California intends to design and license a family of GPS Locators to address five major markets: children, adults (Alzheimer’s patients, senior, disabled, active adults, teenagers), automotive/commercial/payload tracking, pet owners and corrections (electronic offender monitoring). Following purchase and service activation, a subscriber may determine the locations of the product through the Internet.

GTX California’s hardware products are essentially enablers of its location service system. We expect that the majority of GTX California’s gross margin after subscriber buildup will come from recurring service fee revenues.

GTX California’s Personal Locator Services

GTX California’s objective is to be a leading provider of wireless location services through the convergence of state-of-the-art enhanced global positioning, wireless communications and other technologies that empower people and businesses with the ability to locate loved-ones or personal property whenever and wherever needed.

We believe that GTX California’s multi-pronged strategy to penetrate our target markets by offering exclusive licenses to our technology can create significant barriers to entry. The initial target markets include:

ཡ	Parents of young children (primarily 5 to 12 years of age) who seek the peace of mind of being able to know that their children are where they are supposed to be when they are supposed to be there;
ཡ	Families with members who are Autistic or have Downs Syndrome, Alzheimer’s, etc.;
ཡ	Elder Care support and applications;
ཡ	Pet care and location capability;
ཡ	Asset tracking and location capability: cars, trucks, fleet management, luggage, and other personal assets and
ཡ	Competitive non-motorized athletes.

Target Multiple Applications

GTX California’s planned GPS Personal Locator licenses are targeted to address five major markets: children, adults, automotive/commercial/payload tracking, pet owners and institutional living. GTX California intends to offer its Location Data Center services to non-GTX California products and hardware systems (i.e. handsets, personal electronics) of major electronics manufacturers as such third-party products and systems as they become available through the offer and sale of exclusive licenses to either geographical regions or product categories.

Children. Due to the emotional nature of the benefit GTX California is offering, we view this segment as having immediate market potential. The GPS Personal Locator license for children will target prospective licensees currently marketing their existing products to dual-income and single parents of 4-12 year old children. At the lower end of this age range, children are starting to gain more independence from their parents and are more likely to be "out of the parent's sight" for a variety of reasons (day care; school; playing with friends; etc). GTX California’s believe that both parent and child interest in the product would level off after age 12, when a child's range of freedom and desire for privacy increases dramatically. The service was positioned as "complementary" to parent supervision, not a replacement for it.

Adults. GTX California believes the demographic segments offering the greatest opportunities are Alzheimer's patients, seniors (65+ years of age), and active adults and teens. Another primary application is for "active adults": those who participate in recreational activities (such as boating, jogging, hiking, camping) that could put them at risk of getting lost, being injured or becoming a victim to a violent crime. Other potential users include working women, teens, couples and developmentally challenged adults. GTX California believes that these people would be very interested in using the location service during an emergency situation, as a combination location service/notification to law enforcement when a crime is in process where a subscriber is the victim, and simply as a means of communicating one's location to a friend or loved-one.

Automotive/Commercial/Payload Tracking. As competitive forces continue, we believe that car and truck dealers will continue to look for ways of increasing their profitability through value-added services and after-market sales. We believe that GTX California’s products and services would offer prospective licensees now doing business with dealers this type of profit-building opportunity. Permanent installation for theft recovery applications would be simplified due to the miniaturized nature of the hardware and the embedded antenna technology. It could be placed in virtually any car or truck the dealer sells.

GTX California is also targeting businesses and organizations that use fleets of vehicles. We believe GTX California’s products would be attractive to any business owner who needs to know the location of their vehicles and/or payload(s).

Pet Owners. This market segment would utilize GTX California’s technology to locate pets that have run away, been stolen or become lost. The pet collar device will be attached to a collar or by similar means and will utilize the same location (GPS) and communication (cellular) technologies as the GPS Personal Locator; however, since it will not need many of the added features (watch display, paging, wearer-triggered alarm), we anticipate that GTX California will be able to produce it at a lower unit cost.

Institutional Living. Current technologies used to monitor individuals with movement-restrictions often do not meet the needs of law enforcement officials. For example, house arrest systems that utilize an "RF tether" to monitor an individual's presence in his or her home will alert officials if the person leaves the house, but will not provide information on where the person has gone. We believe the increase in over-crowding in jails and prisons provides a further incentive to utilize location and tracking products.

Forge Strategic Relationships

Establishing and building United States and international partnerships, licensing agreements, OEM, and carrier relationships with major market players, utilizing GTX California’s technologies will facilitate efficient entry into new markets. Forging strategic partnerships including co-branding, distribution and marketing with telecommunication companies, wireless carriers, national retailers, major consumer brand companies and mass media will align the sales and marketing efforts with licensed sales channels.

Leverage First Mover Advantage

We believe GTX California is one of the first companies to successfully design and develop a low-cost, embedded module for the consumer and business markets using existing wireless and GPS "chip" sets, networks and technologies. We believe that leveraging existing third-party telephony, contract manufacturing, application software packages and data/call center infrastructures will minimize GTX California’s costs and time-to-market.

Wireless Location Segment Products and Services

GTX California has developed a comprehensive, miniaturized, end-to-end personal location system, which includes both an embedded module and a proprietary Location Data Center (software). Their tested and proven technology will enable people to obtain accurate location information for loved-ones or valuable property directly through the Internet or over any phone, 24 hours-a-day, seven days a week. Having designed and built a personal location system, and developed enhanced GPS with GSM technology, GTX California plans to integrate this technology into a wide variety of products for prospective licensees in the emerging location-based services marketplaces around the world.

GTX California’s products provide real-time information on product location as a service to consumer and business customers in both routine and emergency situations. This service will be provided through the 24x7 Location Data Centers housed in web co-hosting data center companies. The Location Data Centers use GTX California’s proprietary application-specific interface "thin-client" software (patent pending) equipment that is connected to existing telephony and Internet infrastructures.

Location Data Center Overview

GTX California’s proprietary Location Data Center provides the complete array of back-end services to subscribers. Upon purchase of the product from prospective licensees, selection of a service plan and activation of service, customers establish their personal pass code and configure their account services.  A subscriber can have more than one product included on his or her account, and can set up individual profiles for each product.

The subscriber initiates requests for information on their product's location through the Internet via the prospective GTX California licensee’s web site. GTX California’s Location Data Center (“LDC”) automatically contacts the product via the local cellular communications infrastructure, requesting the product's location. The embedded GTX California module utilizes GSM/GPRS technology and transmits on a GSM network. The GTX California locator utilizes quad-band GSM technology.

The product’s GPS electronics, utilizing advanced "weak signal server-enhanced" technology, will provide rapid location identification. With this technology, the most current satellite data (“Ephemeris data”) is delivered to the product during the request for location. This greatly enhances GPS performance in less-than-ideal circumstances (i.e. urban canyons, deep building interiors, and other difficult areas), enabling the product to get a location from GPS satellites ten times faster (10 seconds versus 100 seconds) than with Standard GPS. The cellular tower ID is also used to augment the location information provided.

Having determined its location, the product then communicates the location information to the Location Data Center. The location information is then passed to the subscriber via the Internet (with a map and closest street address). In most cases, the entire process takes less than 30 seconds. A copy of the event is stored in the customer's files.

The accuracy of the location information provided by GTX California’s products is within 37 feet in optimum conditions, significantly better than that required by FCC (150 feet).

In addition to these basic location reporting capabilities, the Location Data Center also offers several additional features to subscribers:

Breadcrumbing. The subscriber is able to get a report on a series of location events through “breadcrumbing”. With this feature, the user can determine the location history of the user. Parents may want to use this feature to confirm the whereabouts of their child if he or she is in the care of a guardian and has several appointments throughout the day. To utilize this feature, the subscriber predetermines the number of locations he or she wishes to track, as well as the desired time interval between locations (i.e. identify a total of 12 locations, one every 15 minutes). Once all locations are identified, a report will be automatically issued. The subscriber can then request a mapping of the desired locations.

Temporary Guardians. Through the Location Data Center, subscribers can set-up a “temporary guardian” which will have access to location features only (no account management functions). Parents may want to use this feature when their child is visiting a relative and they want that person to be able to determine the child's location.

GeoFencings. Subscribers can establish geographic limits for each user that will be programmed in place through the Internet access provided by the GTX California licensee to their customers. Once these limits have been programmed in to the account, when the user crosses these boundaries, alerts are sent out to the subscriber over the Internet through email or to wireless cellular device by SMS or text messaging.

Technology

GTX California’s current product design utilizes quad-band GSM telephony chip sets and can be adapted in the future to the then-prevalent wireless technology, be it 2.5G or 3G. The product’s GPS electronics, utilizing advanced “weak signal server-enhanced” technology will provide rapid location identification.

Each product is programmed with a unique identification number and uses standard cellular frequencies to communicate its location. The product is also programmed with a unique subscriber identification number. This allows the owner to subscribe to the service needed.

GTX California has developed a “carrier-class” architecture and facility to create and manage our proprietary Location Data Center (reliable to 99.999%). The Local Service Center runs on redundant off-the-shelf servers. This enables cost-efficient expansion, without the need for application code changes.

The products will offer wide network coverage throughout the United States and Canada on the AT&T Wireless networks.  In addition, the personal locators will have the ability to roam seamlessly on the networks of 290 partners in over 130 countries.

Our Intellectual Property Investment

GTX California has invested significantly in intellectual properties, which consist of apparatus patents and applications and system and method patents and applications.  GTX California has filed claims that cover all aspects of the personal locator, its operating system and user interface.  Set forth below is a list of our patents and patent applications.

U.S. Patent Holdings

1. U.S. Patent No. 6,788,200 title: “Footwear With GPS,” filed October 21, 2002,  expires approximately October 21, 2022.

2. U.S. Patent Application, Serial No. 11/348,292 title: “Footwear With Embedded Tracking Device And Method Of Manufacture,” filed February 6, 2006.

3. U.S. Patent Application, (Serial No. is CONFIDENTIAL - Not Published by the USPTO) title: “Buoyant Tracking Device And Method Of Manufacture,” filed April 11, 2006.

4. U.S. Patent Application, Serial No. 11/494,751 title: “Footwear With GPS,” filed July 27, 2006.

5. U.S. Patent Application, Serial No. 11/506,175 title: “Footwear With GPS,” filed August 17, 2006.

6. U.S. Patent Application, Serial No. 11/516,805 title: “Footwear With GPS,” filed September 6, 2006.

7. U.S. Patent Application, Serial No. 11/517,603 title: “Footwear With GPS,” filed September 7, 2006.

8. U.S. Patent Application, (Serial No. is CONFIDENTIAL - Not Published by the USPTO) title: “System And Method For Monitoring The Location Of A Tracking Device,” filed February 1, 2007.

Foreign Patent Holdings

1. International Patent Application PCT/US2007/003036, filing date February 6, 2007.
Not gone to National Stage at this time.

2. International Patent Application PCT/US2007/008667, filing date April 9, 2007.
Not gone to National Stage at this time.

GTX California owns the Internet domain name www.GTXCorp.com as well as the names of other related domains that could have use in future business and vertical marketing initiatives.  Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org” or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Revenue Sources

GTX California expects revenues to be based on the following sales and revenue sources:

•	Personal Locator technology licenses to qualified channel partners
•	Personal Locator device sales to our licensees

•	Personal Locator non-recurring engineering fees to our licensees
•	Monthly re-occurring service fees

•	Advertising

GTX California’s Industry

After several years of fitful industry interest, location-based services are once again central to the wireless industry.  Technological challenges have been resolved with 2.5G and 3G network speeds now consistent with higher-speed coverage that is widely available.  In our ever-mobile society, it helps to know where we are and where we are going.  According to a 2006 study authored for International Data Corporation (“IDC”) by Rena Bhattacharyya and Scott Ellison and entitled U.S. Market for Wireless Location Based Studies, the demand for Global Positioning System (“GPS”) devices is growing rapidly. Due to the demands of families with dual earners, and the number of single parent homes, many children are left without a parent home during the day.  Parents in those situations desire the ability to know where their children are and where they are going.  Having such information is possible when we have access to real-time information delivered on-demand.  The technology that makes this possible has provided us the ability to move faster than before.

According to a research report released by the Consumer Electronics Association (“CEA”), overall satisfaction among owners of such devices is high and consumer interest for the technology is quickly increasing.  The report, “GPS - Exploring Ownership and Interest” revealed that the owner satisfaction rate is at 80 percent, strongly influenced by the ease of use and display quality of devices. Navigation assistance in a vehicle was the primary use of the technology in consumer devices.

Since 2002, IDC research has consistently shown very high levels of consumer interest in location based services - especially in family/friend locator devices.  Access, controlled by the parent and permission-based among other adults, gives the parents the means to stay connected to their children as well as the opportunity to use the geofencing technology to control access to particular areas.  The results of this study indicate that there is significant opportunity for GPS manufacturers and marketers throughout multiple industries.  The key will be to respond with products that include GPS capability in easy-to-use formats and devices to speed adoption.  We believe GTX California’s GpVectorTM technology will be well received when taken to the market, although there can be no assurance that will be true.

Target Markets and Marketing Strategy

We believe that GTX California’s primary target market will consist of prospective licensees who will be characterized as companies currently selling related products or technology services in to markets such as home security and child safety, medical and elder care providers, campers, hikers, backpackers, adventure seekers, extreme sports enthusiasts, freight and cargo carriers, delivery services, pet owners, vehicle finance companies, auto dealerships, law enforcement agencies, military organizations and individuals wishing to track valuable personal items.

The marketing initiatives will include:

•	Establishing licensing relationships with key industry partners who are recognized for providing safety and security technologies into a wide array of marketplaces;
•	Utilizing direct response print public relations outreach in special interest magazines and newsletters;

•	Affinity group marketing and outreach; and
•	“White label” affiliates which will target niche markets such as court controlled parolees.

Growth Strategy

GTX California’s objective is to become one of the major providers of personal and asset location services to the mass consumer market.  The strategy is to establish licensing relationships with key industry partners who are recognized for providing safety and security technologies into a wide array of marketplaces whether it be for their children, their pets, or asset tracking (luggage, vehicles, boats and the like).  Key elements of our strategy include:

•	Providing our Personal Locator embedded module to licensees to empower their products with GPS tracking capabilities;
•	A monthly service fee structure variable as to the needs of the end user and having multiple convenient access points (mobile phone, land line, or via the Internet);

•	Ease of use at the location interface point as well as with the device; and
•	Rugged design that meets the rigors of use. It is waterproof and handles weather extremes of heat and cold.

GTX California’s Website

The website, www.gtxcorp.com, provides a description of GTX California’s corporate business along with contact information including address, telephone number and e-mail addresses.  The website also provides prospective customers with relevant information about our products, pricing and payment options, ordering capability, frequently asked questions and access to corporate investor relations information.  Information contained on the website is not a part of this prospectus.

Competition

Personal location and property tracking devices are just beginning to significantly penetrate the marketplace.  We believe this condition represents a tremendous opportunity as customers will be attracted in large numbers once the intrinsic value of such devices is recognized and mass market adoption begins.

Competitors include Location Based Technologies, Inc, Zoombak, Inc., Trimble Navigation, Inc., Geospatial Platform Providers, Application Developers, SOS Gps, Inc. and Wherify Wireless, Incorporated.  GTX California’s competitors may be better financed, or have greater marketing and scientific resources than we can provide.

In related markets, GPS devices have become widely used for automotive and marine applications where line-of-sight to GPS satellites is not a significant issue.  Manufacturers such as Garmin, Navman, Magellan, TomTom, Pharos, NovAtel and DeLorne are finding a market interested in using these products for both business and leisure purposes.

As a result, use of GPS technology in devices such as chart plotters, fitness and training devices, fish finders, laptop computers, and PDA location devices are gaining significant market acceptance and commercialization.  Prices range from $350 to several thousand dollars.  We expect that increasing consumer demand in these markets will drive additional applications and lower price points.

Government Regulation

GTX California is subject to federal, state and local laws and regulations applied to businesses generally as well as FCC, IC and CE wireless device regulations and controls.  We believe that GTX California is in conformity with all applicable laws in all relevant jurisdictions.  We do not believe that GTX California’s operations are subject to any environmental laws and regulations of the United States and the states in which they operate.

Research and Development

GTX California is currently in full development mode with completion of the locator device projected to be accomplished in April 2008 and certification processes to begin immediately thereafter (initial certifications will be sought from the FCC, the PCS Type Certification Review Board, or PTCRB, and the various wireless network carriers they plan to use to transmit and receive data from the GpVectorTM device).  Prototype testing is scheduled to begin in April 2008.  Additionally, GTX California is working with several other entities who are conducting research on key aspects of the device itself (including expanded antennae capability, battery capacity, and enhanced location reliability and accuracy).  We anticipate GTX California will have ongoing involvement with such developmental activities throughout the foreseeable future.

Employees and Consultants

As of July 24, 2008, GTX and GTX California had a combined total of eight (8) full-time employees, one (1) part-time employee and fourteen (14) part-time consultants. The employees are not represented by a labor union. We believe that the employee relations are good.   We anticipate that GTX California will hire one (1) to three (3) key employees in the next six months, with selective and controlled growth commensurate with significant increases in GTX California’s revenues.  We anticipate that GTX California will continue to extensively use the services of independent contractors and consultants to support its expansion, customer service, and business development activities in a robust outsourcing business model.

Principal Executive Offices

GTX’s headquarters is located at 117 W. 9th Street, # 1214, Los Angeles, CA 90015. We lease approximately 2,000 square feet under a lease agreement which expires in December 2009. Our headquarters houses all of our employees. Our lease payments are $705.00 per month. In management’s opinion, the leased premises are adequately insured.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is listed on the OTC Bulletin Board (the “OTCBB”) under the symbol “GTXO.” However, the Company’s common stock was not actively trading on the OTCBB until March of 2008.

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Common Stock
Quarter Ended	High Bid	Low Bid

March 31, 2006	$1.65	$0.95
June 30, 2008	$2.71	$1.46

Shareholders

As of July 25, 2008, we had approximately one hundred and three (103) shareholders of record of our issued and outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc. The transfer agent’s address is 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074 and their telephone number is (702) 818-5898.

Dividend Policy

We have never declared or paid a cash dividend on our capital stock.  We do not expect to pay cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Reports to Security Holders

We are a reporting company pursuant to Exchange Act.  As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Securities Authorized for Issuance Under Equity Compensation Plans

There are no retirement, pension, or profit sharing plans currently in effect for the benefit of our officers and directors, and no benefits under any such plan has been granted to any of our current officers or directors.

Equity Compensation Plan
The GTX Corp 2008 Equity Compensation Plan (“Plan”) for the management and employees was adopted by the Board of Directors of the Company on March 13, 2008. The Plan reserves 7,000,000 shares of our common stock for issuance pursuant to options, grants of stock or other stock-based awards.   The Plan is administered by the Board of Directors which has the power, pursuant to the plan, to delegate the administration of the plan to a committee of the board.  The Plan will be submitted to shareholders for ratification at the next annual meeting of shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

The following discussion and analysis of the results of operations and financial condition of Global Trek Xploration for the years ended December 31, 2007 and 2006 and for GTX Corp for the three months ended March 31, 2008 and 2007 should be read in conjunction with the related financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” or similar expression, variations of those terms or the negative of those terms to identify forward-looking statements. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. The terms "we", "us", "our", “Registrant”, “the Company”, “GTX” and "GTX Corp" mean GTX Corp (formerly known as Deeas Resources Inc.), and our wholly-owned subsidiaries, 0758372 BC Ltd, and Global Trek Xploration, a California corporation, unless otherwise indicated. The terms “Global Trek Xploration” and “GTX California” mean Global Trek Xploration prior to the Closing of the Merger on March 14, 2008 , unless otherwise indicated.

Results of Operations for Global Trek Xploration for the year ended December 31, 2007 as compared to the year ended December 31, 2006

Revenues
Revenues generated during the year ended December 31, 2007 were minor and were received from one customer in connection with a licensing agreement which was terminated. Global Trek Xploration recognized no revenues during the year ended December 31, 2006.

Operating Expenses
Total operating expenses for the year ended December 31, 2007 were $1,317,747 as compared to total operating expenses of $1,225,300 for the year ended December 31, 2006.  The increase in operating expenses is attributed to the following:

•
A 32% decrease in research and development costs for the year ended December 31, 2007, to $240,500 as compared to $365,829 for the year ended December 31, 2006 as Global Trek Xploration had completed much of the necessary development in 2006.

•
A 21% increase in general and administrative costs to $149,638 for the year ended December 31, 2007 as compared to $123,753 for the year ended December 31, 2006 which is mainly due to an overall increase in office expenses and certification costs.

•
A 14% increase in salaries and professional fees to $796,881 for the year ended December 31, 2007, as compared to $675,003 for the year ended December 31, 2006.  The increase is the result of Global Trek Xploration’s increased use of professionals during the year ended December 31, 2007 to aid in developing their product. Additionally, the negotiations for the planned merger and the $1 million convertible note payable (“Note Payable”) resulted in an increase in legal fees during the year ended December 31, 2007.

•
A 115% increase in stock warrant compensation to $130,728 for the year ended December 31, 2007, as compared to $60,715 for the year ended December 31, 2006.  The increase is the result of the issuance of more warrants for services during the year ended December 31, 2007 compared to the year ended December 31, 2006.

Other Income (Expense)
During the year ended December 31, 2007, Global Trek Xploration recognized $1,685 of interest income as compared to $8,790 recognized during the year ended December 31, 2006.

During the year ended December 31, 2007, Global Trek Xploration reported interest expense of $37,592 as compared to $7,838 for the year ended December 31, 2006.  The reported increase is attributed to the recognition of a $20,000 financing fee paid in conjunction with the Note Payable agreement entered into on November 9, 2007, as well as the related interest on the Note Payable accruing at 10% per annum.

Net Loss
During the year ended December 31, 2007, Global Trek Xploration reported a net loss of $1,327,654 as compared to a net loss of $1,224,348 for the year ended December 31, 2006, due primarily to an increase in operating expenses as discussed above.

Liquidity and Capital Resources
Global Trek Xploration had cash and cash equivalents of $735,937 and $245,461 as of December 31, 2007 and 2006, respectively.  They had significantly more cash as of December 31, 2007, as a result of capital raising efforts whereby Global Trek Xploration executed a Note Payable during the year ended December 31, 2007 resulting in proceeds of $1 million.  Global Trek Xploration had inventory of $15,312 as of December 31, 2007 which consisted of finished units and various components that go into the final product such as antennas, batteries, control boards, SIM card holders, etc. There was no inventory reported as of December 31, 2006.

As of December 31, 2007 and 2006, the total of Global Trek Xploration’s property and equipment, less accumulated depreciation, was a net value of $11,810 and $3,491, respectively.  The increase is primarily due to the acquisition of computer equipment and software during the year ended December 31, 2007.

Global Trek Xploration’s total assets as of December 31, 2007 and 2006 were $763,059 and $248,952, respectively. The increase in their total assets between the two years was due primarily to an increase in cash and cash equivalents as of December 31, 2007.

As of December 31, 2007 and 2006, Global Trek Xploration’s accounts payable and accrued expenses were $351,849 and $62,816, respectively.  The increase is primarily due to the accrual of significant legal and accounting fees incurred as a result of the Merger and the $1 million dollar convertible note payable agreement, as well as, $90,000 of proceeds derived from a licensing agreement which have been deferred and included in accounts payable and accrued expenses at December 31, 2007. Such revenues will be recognized over the term of the agreement once the product has been delivered in accordance with the licensing agreement.

Notes payable totaled $1,078,385 and $78,385 as of December 31, 2007 and 2006 respectively. The increase is primarily due to the execution of a $1 million convertible note payable agreement during the year ended December 31, 2007.  Funding of the convertible note payable was received in two advances consisting of $500,000 on November 14 2007 and $500,000 on December 10, 2007. The Note Payable accrues interest at 10% per annum calculated from the respective date of each advance. The outstanding principal balance of the convertible note payable together with all accrued and unpaid interest was converted into common stock and warrants at the Closing of the Exchange Agreement. Global Trek Xploration had no other long term liabilities, commitments or contingencies at December 31, 2007.

Results of Operations for GTX Corp for the Three Months Ended March 31, 2008 as compared to the Three Months Ended March 31, 2007

	Three Months Ended March 31, 2008		Three Months Ended March 31, 2007
	$	% of Revenues	$	% of Revenues

Revenues	$91,379	100%	$8,000	100%
Cost of goods sold	78,824	86%	-	-%
Net profit	12,555	14%	8,000	100%
Operating expenses	1,061,730	1,162%	271,429	3,393%
Loss from operations	(1,049,175)	(1,148)%	(263,429)	(3,293)%
Other income (expense)	(60,325)	(66)%	(511)	(6)%
Net Loss	$(1,109,500)	(1,214)%	$(263,940)	(3,299)%

Revenues
Our revenues increased by approximately $83,000 or 1,042% during the three months ended March 31, 2008 compared to the three months ended March 31, 2007. The increase is due to the fact that the Company had an active customer in 2008 but had no active customers in 2007. This customer purchased various design and enhancement services to allow our GPS technology to better integrate into this customers products and they also purchased website design and functionality services from the Company in anticipation of the customer’s launch in April 2008. The $8,000 of revenue recognized during the three months ended March 31, 2007 was received from one customer in connection with a licensing agreement which was terminated.

Cost of goods sold
Cost of goods sold during the three months ended March 31, 2008 consists of the cost of the design and enhancement services we provided to a customer to allow our GPS technology to better integrate into this customers products and the cost to provide this customer website design and functionality services.

Operating expenses
Our operating expenses include our salaries and professional fees, stock based compensation expense, research and development and general and administrative costs. Total operating expenses for the three months ended March 31, 2008 increased approximately $790,000 or 291% as compared to total operating expenses for the three months ended March 31, 2007.  The increase in operating expenses is attributed to the following:

☐
Stock based compensation expense increased approximately $376,000. On March 14, 2008, the Company adopted its 2008 Equity Compensation Plan (“2008 Plan”) in which we are authorized to grant stock options, stock awards and stock appreciation rights to our employees, officers, directors and consultants, as defined in the 2008 Plan. In conjunction with the 2008 Plan, we granted options to purchase a total of 3,945,000 shares of common stock and we granted 480,000 shares of common stock during the three months ended March 31, 2008, resulting in approximately $380,000 expensed to stock based compensation.

☐	Professional fees increased approximately $228,000 primarily due to legal and accounting fees related to the Reverse Merger and the $2 million Financing
☐
Salaries increased approximately $71,000 primarily due to the hiring of various employees during 2007 and the first quarter of 2008 and an increase in the salaries of many of the long standing employees.

Other Income (Expense)
During the three months ended March 31, 2008, we recognized $2,186 of interest income as compared to $1,488 recognized during the three months ended March 31, 2007.

During the three months ended March 31, 2008, we reported interest expense of $62,511 as compared to $1,999 for the three months ended March 31, 2007.  The reported increase is primarily attributed to the recognition of a $40,000 financing fee paid in conjunction with the Financing which closed on March 14, 2008, as well as the related interest on the Note Payable accruing at 10% per annum.

Net Loss
During the three months ended March 31, 2008, we reported a net loss of $1,109,500 as compared to a net loss of $263,940 for the three months ended March 31, 2007, due primarily to an increase in operating expenses as discussed above.

Liquidity and Capital Resources
Net cash used in operating activities was $578,911 for the three months ended March 31, 2008 compared to $226,173 for the three months ended March 31, 2007. The increase in cash used in operating activities is primarily attributable to the purchase of inventory parts as well as an increase in accounts receivable.

Net cash used in investing activities during the three months ended March 31, 2008 was $4,480 resulting from the purchase of property and equipment. The Company utilized no cash for investing purposes during the three months ended March 31, 2007.

Net cash provided by financing activities during the three months ended March 31, 2008 and 2007 was $2,398,799 and $70,000, respectively. During the first quarter of 2008, the Company issued 2,666,668 shares of common stock resulting in proceeds of $2,000,000. Additionally, $398,799 was received from the exercise of warrants.

We currently rely on cash flows from financing activities to fund our capital expenditures and to support our working capital requirements. We expect that future cash requirements will principally be for capital expenditures and working capital requirements.

Future Financings

As a result of our reverse merger with Global Trek Xploration, we began operating as a GPS technology company as of March 14, 2008. We are focused on the development of a personal location device system (GpVector(TM)) for licensing out to technology partners seeking to enable their products with GPS tracking capabilities.  We expect the initial launch of the GpVector(TM) during the second calendar quarter of 2008. Since inception, we have generated significant losses.  As of March 31, 2008, we had an accumulated deficit of approximately $5,150,000.  As a consolidated entity, we expect to incur continual losses until sometime in calendar year 2009, although we expect to begin generating revenues from the sale of our product sometime during the first six months of calendar 2008.

We have a limited history of operations.  To date, operations have been funded primarily through personal loans from shareholders and the private placement of our common stock and convertible notes.  As of March 31, 2008, we had $2,551,345 in cash and cash equivalents.  We believe that our available cash and cash equivalents will be sufficient to fund anticipated levels of operations for the next twelve months only.

As discussed previously, immediately following the Closing, we received gross proceeds of approximately $2,000,000 in connection with the Financing.  Pursuant to Securities Purchase Agreements entered into with investors, we sold an aggregate total of 2,666,668 Units at a price of $0.75 per Unit. Each Unit consists of one common share and one share purchase warrant.

Over the next six months, we expect to devote approximately $400,000 to continue our research and development efforts to include all aspects of hardware, software and interface customization, and website development.  In addition, during that time period we expect to expend approximately $250,000 to develop our sales, marketing and manufacturing programs associated with the commercialization and licensing of the GpVector(TM) technology.  We expect to fund general overhead requirements using cash on hand received upon the closing of the Exchange Agreement.

In May 2008 we completed a sale to thirty-two (32) investors (“Additional Financing”) of 1,732,000 units (“Additional Units”) of the Company’s securities at a price of $1.00 per Additional Unit. Each Additional Unit consists of one common share and one share purchase warrant (“Additional Warrant”). Each Additional Warrant is exercisable at an exercise price of $1.50 per share for a three-year term. The common stock and common shares underlying the Additional Warrants sold in this Additional Financing have piggy-back registration rights.

We agreed to pay up to 7% cash and 7% warrant coverage as commissions to registered broker-dealers or unregistered finders in connection with the Additional Financing. In addition we paid Meyers Associates LP, a registered broker-dealer, a 10% cash commission on $590,000 of the Additional Financing that they arranged for us and 10% warrant coverage on $540,000 of the Additional Financing that they arranged for us. As a result we paid an aggregate of $123,750 and 118,750 Additional Warrants to five (5) finders and, of that amount, Mr. Matthew Williams, the brother of our Chief Financial Officer, Murray Williams, received $20,300 and 20,300 Additional Warrants from GTX Corp for his services as a finder.

Further, as a bonus for the successful completion of over one million dollars of Additional Financing, Patrick E. Bertagna, our Chief Executive Officer and Chairman, Murray Williams, our Chief Financial Officer, and Patrick Aroff, a member of our board of directors, were each issued 40,000 shares of our common stock, and Louis Rosenbaum, a member of our board of directors, was issued 10,000 shares of our common stock.

Our funding requirements will depend on numerous factors, including:

▪	Costs involved in the completion of the hardware, software and interface customization, and website necessary to commence the commercialization of the GpVector(TM);
▪	The costs of outsourced manufacturing;
▪	The costs of licensing activities, including product marketing and advertising; and
▪	Our revenues, if any from successful licensing of the GpVector(TM) technology.

As noted above, based on budgeted expenditures, we believe that we will have sufficient liquidity to satisfy our cash requirements for the next twelve months.  If our existing resources prove to be insufficient to satisfy our liquidity requirements during that timeframe, we will need to raise additional external funds through the sale of additional equity or debt securities.   In any event, as noted above, we may need to raise additional funds during the next 12 months to finance the costs of ongoing research and development and related expenses.  The sale of additional equity securities will result in additional dilution to our shareholders.  Sale of debt securities could involve substantial operational and financial covenants that might inhibit our ability to follow our business plan.  Additional financing may not be available in amounts or on terms acceptable to us or at all.  If we are unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned research, development and commercialization activities, which could harm our financial conditions and operating results.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (GAAP). The preparation of these consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period.

Management evaluates these estimates and assumptions on an ongoing basis including those relating to impairment of assets, contingencies and litigation. Our estimates and assumptions have been prepared on the basis of the most current information available, and actual results could differ from these estimates under different assumptions and conditions.

We have identified the following critical accounting policies that are most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Note 2 to the consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a review of the more critical accounting policies and methods used by us:

Revenue Recognition
Revenue is recognized when earned. Revenue related to licensing agreements is recognized over the term of the agreement. Revenue for services and products are recognized as the services are rendered and the products are shipped.

Inventory
Inventory consists of finished units and various components that go into the final product such as antennas, batteries, control boards, SIM card holders, etc. Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. The Company evaluates its inventory for excess and obsolescence on a regular basis. In preparing the evaluation the Company looks at the expected demand for the product, as well as changes in technology, in order to determine whether or not a reserve is necessary to record the inventory at net realizable value. After performing a review of the inventory as of March 31, 2008, we determined that the net realizable value is greater than the cost thus inventory is recorded at cost as of March 31, 2008. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Development Stage Company
During the three months ended March 31, 2008, the Company no longer met the qualifications as a development stage company as defined in Financial Accounting Standards Board Statement No. 7. Accordingly, reporting as a development stage company is no longer deemed necessary.

Going Concern Basis
No assurance can be given that a market for the GTX product will develop, or that customers will be willing to pay for the GTX product. For the three months ended March 31, 2008 and 2007, the Company incurred net losses totaling $1,109,500 and $263,940, respectively, had net cash used in operating activities totaling $578,911 and $226,173, respectively; and had an accumulated deficit of $5,150,144 as of March 31, 2008.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The consolidated financial statements included in this prospectus have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to obtain additional financing, and the ability to ultimately attain profitability.

Management plans to raise capital during 2008 and will review all available fund raising alternatives. While the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company’s equity and debt instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Recently Issued Accounting Standards
SFAS No. 157- In September 2006, the FASB issued Statement 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company has adopted this standard.

SFAS No. 159- In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. This statement is effective as of the first fiscal year that begins after November 15, 2007. The Company has adopted this standard.

Proposed Product Research and Development

During 2008, we plan to complete all development necessary for the initial launch of the GpVector(TM) module and to prepare for its production, manufacture and delivery to our first licensee.  Concurrently, stress testing of our “back office” systems will be conducted and sales and marketing efforts will commence.   Our first purchase order from this licensee were received in the first half of 2008 and we are delivering product to that licensee accordingly.

Plant and Equipment; Employees

We do not plan to purchase or sell any significant equipment, plant or properties during the foreseeable future.  Our business operations are built on a strategic outsourcing model, thereby negating the need for additional plant and equipment, or employees.  Thus, we do not anticipate hiring a significant number of additional employees during the next 12 months.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

DESCRIPTION OF PROPERTY

Our corporate office is located at 117 W. 9th Street, Suite 1214, Los Angeles, California 90015. The facility is approximately 2,000 square feet and the lease for the facility expires in December 2009. Our lease payments are $705.00 per month. In management’s opinion, the leased premises are adequately insured, well maintained and in good operating condition.

We maintain a research and development facility located at 366 California Avenue, Palo Alto, California 94306. The facility is approximately 1,100 square feet and the lease for the facility expires in June 2010. Our lease payments are $3,370.00 per month. In management’s opinion, the leased premises are adequately insured, well maintained and in good operating condition.
,
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2008 through the date of this prospectus.

DIRECTORS AND EXECUTIVE OFFICERS; CORPORATE GOVERNANCE

Officers and Directors

The following table sets forth information regarding the Company’s current directors and executive officers.

Name	Position Held	Age	Date First Appointed
Patrick E. Bertagna	President, Chief Executive Officer and Chairman of the Board	45	March 14, 2008
Murray Williams	Chief Financial Officer, Treasurer and Secretary	38	March14, 2008
Christopher M. Walsh	Chief Operating Officer	58	March 14, 2008
Patrick Aroff	Director	46	March 14, 2008
Louis Rosenbaum	Director	58	March 14, 2008
Jeffrey Sharpe	Director	37	April 7, 2006

Each director will hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.

Biographical Information

Patrick E. Bertagna - Chief Executive Officer, President and Chairman of the Board

Mr. Bertagna was the founder of GTX California in September 2002 and has since served as its Chief Executive Officer, President and Chairman of the Board of Directors of GTX. He is co-inventor of the patented GPS Footwear technology. His career spans over 27 years in building companies in both technology and consumer branded products.

Mr. Bertagna began his career in consumer products importing apparel from Europe and later went on to import and manufacture apparel, accessories and footwear in over 20 countries. In 1993, Mr. Bertagna transitioned into technology and founded Barcode World, Inc. a supply chain software company, enabling accurate tracking of consumer products from design to retail. In June 2002 after selling this company, Mr. Bertagna combined his two past careers in consumer products and tracking technology and founded GTX.

Mr. Bertagna was born in the South of France and is fluent in French and Spanish, has formed alliances with Fortune 500 companies such as IBM, AT&T, Sports Authority, Federated Stores, Netscape and GE. He has been a keynote speaker and has been awarded several patents.

Murray Williams - Chief Financial Officer, Treasurer and Secretary

Mr. Williams is the Company’s Chief Financial Officer, Treasurer and Secretary. Prior to joining GTX, from June 2005 to February 15, 2007, Mr. Williams was the Chief Financial Officer of Interactive Television Networks, Inc. ("ITVN"), a leading provider of Internet Protocol Television hardware, programming software and interactive networks. Prior to joining ITVN, from September 2001 to present Mr. Williams was a consultant and investor in numerous companies, including ITVN. In January 1998, Mr. Williams was one of the founding members of Buy.com, Inc. Mr. Williams developed the finance, legal, business development and human resource departments of Buy.com and last served as its Senior Vice President of Global Business Development until August 2001. Prior to joining Buy.com, from January 1993 to January 1998, Mr. Williams was employed with KPMG Peat Marwick, LLP and last served as a manager in their assurance practice. Mr. Williams managed a team of over 20 professionals specializing in financial services with an emphasis on public offerings, private financings and mergers/acquisitions.

Mr. Williams is a CPA and received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison.

Christopher M. Walsh - Chief Operating Officer

Mr. Walsh began his career with Nike in 1974 and subsequently established and implemented Nike’s first manufacturing operation in the Far East. In 1989, Mr. Walsh joined Reebok International as Vice President of Production. In that role he established the Company's inaugural Asian organization headquartered in Hong Kong with satellite organizations across Asia, and also played a critical role on the Reebok Pump Task Force directing the manufacturing initiatives associated with the unique components of the Pump system. After Reebok, Mr. Walsh moved to LA Gear in 1992 and, as Chief Operating Officer, became a critical figure in the turnaround team assembled by LA Gear and was responsible for all R&D, design, manufacturing, sourcing, quality control, distribution and logistics.

Upon leaving LA Gear in 1995, Mr. Walsh founded CW Resources, a Los Angeles based firm providing design, development, manufacturing and licensing consulting services to an extensive client base, both domestic and international, within the footwear, apparel, textile, sporting goods and action sports industries. Chief among clients served during this period are Ferris Baker Watts, Heeling Sports, K Swiss, Mission Six, Proctor and Gamble, etnies, The Parthenon Group, Quiksilver and VF Corporation. Since January 2005, he has served as an advisor to GTX California spearheading their Footwear R&D and Marketing practices.
Mr. Walsh received a B.S. in Marketing from Boston College in 1973 and previously served on numerous organizational boards within the footwear and textile industries including The Two Ten International Footwear Foundation and The Footwear Distributors and Retail Association.

Patrick Aroff - Director

Mr. Aroff became a member of GTX’s Board of Directors in October 2007. Mr. Aroff has worked and held positions in every facet of marketing and advertising, including producing and directing commercials for television and radio. Mr. Aroff has won numerous awards nationally and internationally for marketing, design, advertising and art direction.

After leaving a successful advertising career of 18 years in June 2003, Mr. Aroff started a residential and commercial real estate development company. In June 2004, Mr. Aroff founded Encore Brands, LLC and continues to serve as its Chief Executive Officer and a Managing Member.

Mr. Aroff received his education at the Art Center College Of Design in Pasadena and has garnered numerous awards during his career, including: Clio, Belding, New York Ad Club, Best in the West, Cannes International Ad Festival, and an OBIE.

Louis Rosenbaum - Director

Mr. Rosenbaum is a director of the Company. Mr. Rosenbaum was a founder of GTX California and his initial investment in GTX California constituted the company’s first substantial funding event. Mr. Rosenbaum is and has been a valued advisor to the company through the years.

Having served as the President of Advanced Environmental Services since July 1997, Mr. Rosenbaum’s responsibilities encompass supervising all administrative and financial activities, including all contractual aspects of the business. Mr. Rosenbaum estimates projects and prepares bids, assists in sales and maintains his own client base. Mr. Rosenbaum has been working in the environmental and waste disposal industry for the past eighteen years. He started with Allied Waste Services, a division of Eastern Environmental (purchased by Waste Management Inc. in 1998) in 1990.

Mr. Rosenbaum has been a serial entrepreneur. Mr. Rosenbaum founded and was President of Elements, a successful clothing manufacturer that produced a line of upscale women’s clothing in Hong Kong, China, Korea and Italy, from 1978 to 1987. He has also been active in many civic administration roles over the years in and around Stinson Beach, CA.

Jeffrey Sharpe - Director

Mr. Sharpe is a member of the Company’s Board of Directors. Mr. Sharpe co-founded a privately held health and wellness company, No Excuse Inc., based in Canada. Mr. Sharpe’s principal occupation over the past five years has been serving as President and Chief Executive Officer of No Excuse Inc.

Under the direction of Mr. Sharpe, the No Excuse Inc. expanded operations internationally and grew to approximately $5,000,000 in annual revenues. Mr. Sharpe has also served on the Advisory Board of several not-for-profit organizations including the Canadian Cancer Society and Diamond Ball.

Mr. Sharpe was granted a Bachelor’s in Human Kinetics from the University of British Columbia in 1995, and he has not previously served as a director or officer for any public companies.

Family Relationships

There are no family relationships among the Company’s directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons, or any proposed director or executive officer, has been involved in any of the following events during the past five years:

1.
any bankruptcy petition filed by or against any business or property of such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;
3.
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer, respectively.   A written copy of the Code is available on written request to the company.

Meetings and Committees of the Board of Directors; Director Independence

Prior to the Closing of the Merger, Jeffrey Sharpe served as the sole member of the Company’s Board of Directors. Concurrent with and effective on the Closing Date, Patrick E. Bertagna, Louis Rosenbaum and Patrick Aroff were appointed as members of the Company’s Board of Directors.

The Board of Directors of our Company held no formal meetings during the most recently completed fiscal year. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our Amended and Restated Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our Board of Directors has not yet determined if any if its members qualify as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, or as “independent“ as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

We currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors. Further, we are not a “listed company” under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board of Directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our Board of Directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer at 117 W. 9th Street, # 1214, Los Angeles, CA 90015. The Company does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the Registrant’s last three completed fiscal years by our former President and each of our other four highest paid executives whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year		Salary ($)	Bonus ($)	Option Awards(1) ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(2) ($)	Total(2) ($)
Jeffrey Sharpe	2007		-0-	-0-	-0-	-0-	-0-	$12,000 -	$12,000
President, CEO,	2006		-0-	-0-	-0-	-0-	-0-	-0-	-0-
and Director	2005	(3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	We have not granted any restricted shares or restricted share units, stock appreciation rights or long term incentive plan payouts to Jeffrey Sharpe during the fiscal years indicated.

(2)
During the year ended August 31, 2007, Jeffrey Sharpe contributed management services to our company at $1,000 per month. This amount has been recorded as donated services and included in additional paid-in capital.

(3)	Jeffrey Sharpe became our Chief Executive Officer, President, Secretary and Treasurer on April 7, 2006, and he resigned from all of these executive officer positions as of March 14, 2008.

Outstanding Equity Awards at Fiscal Year End

From inception to the completion of the Company’s last fiscal year, the Company has not issued any equity awards. Subsequently, the GTX Corp 2008 Equity Compensation Plan (“Plan”) for the management and employees was adopted by the Board of Directors of the Company on March 13, 2008. The Plan reserves 7,000,000 shares of our common stock for issuance pursuant to options, grants of stock or other stock-based awards.  As of May 12, 2008, 4,425,000 shares of common stock underlying such grants have been issued to officers and directors of the Company.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board of Directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board of Directors.

As of the date of this prospectus, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control where the value of such compensation exceeds $60,000 per executive officer.

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director’s fees or other cash compensation for services rendered to our directors in the year ended August 31, 2007.

We have no other formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive options in the future to purchase common shares as awarded by our Board of Directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

Employment Agreements

The following are summaries of the employment agreements with the Company’s incoming executive officers that became effective at the Closing of the Exchange Transaction on March 14, 2008:

Patrick E. Bertagna, our Chief Executive Officer and President, is employed pursuant to a written agreement dated as of March 14, 2008.  The agreement is for term of two years; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Bertagna receives a base salary of $150,000 per year. He is entitled to adjustments to his base salary based on certain performance standards, at the Company’s discretion, as follows: (i) a bonus in an amount not less than fifteen percent (15%) of yearly salary, to be paid in cash or stock, if the Company has in increase in annual revenues and Mr. Bertagna performs his duties within the time frame budgeted for such duties and at or below the cost budgeted for such duties and (ii) a bonus, to be paid in cash or stock at the Company’s sole discretion, equal to $12,500 for every one million Warrants that are exercised by Jupili.

As a signing bonus, Mr. Bertagna was granted 150,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Compensation Plan. In addition, he was granted Incentive Stock Options to purchase up to 750,000 shares of our common stock pursuant to the 2008 Equity Compensation Plan. These options shall vest over 36 months with one-third vesting on March 14, 2009, two-thirds vesting at a rate of 20,834 each month for the 23 months beginning on April 14, 2009 and the remaining 20,818 Options shall vest on March 14, 2011.

Mr. Bertagna may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation or good cause as defined.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for six months.  A copy of his employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Christopher M. Walsh, our Chief Operating Officer, is employed pursuant to a written agreement dated as of March 14, 2008.  The agreement is for term of two years; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Walsh shall receive a base salary of $120,000 per year during the first year of employment and $150,000 per year during the second year of employment. He is entitled to adjustments to his base salary based on certain performance standards, at the Company’s discretion, as follows: (i) a bonus in an amount not to exceed fifty percent (50%) of yearly salary, to be paid in cash or stock, if the Company has in increase in annual revenues and Mr. Walsh performs his duties within the time frame budgeted for such duties and at or below the cost budgeted for such duties and (ii) a bonus, to be paid in cash or stock at the Company’s sole discretion, equal to $10,000 for every one million Warrants that are exercised by Jupili.

As a signing bonus, Mr. Walsh was granted 50,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Compensation Plan. In addition, he shall receive Incentive Stock Options to purchase up to 750,000 shares of our common stock pursuant to the 2008 Equity Compensation Plan. These options shall vest over 36 months with one-third vesting on March 14, 2009, two-thirds vesting at a rate of 20,834 each month for the 23 months beginning on April 14, 2009 and the remaining 20,818 Options shall vest on March 14, 2011.

Mr. Walsh may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation or good cause as defined.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for six months.  A copy of his employment agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Murray Williams, our Chief Financial Officer, Treasurer and Secretary, is employed pursuant to a written agreement dated as of March 14, 2008.  The agreement is for term of two years; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Williams shall receive a base salary of $150,000 per year. He is entitled to adjustments to his base salary based on certain performance standards, at the Company’s discretion, as follows: (i) a bonus in an amount not less than fifteen percent (15%) of yearly salary, to be paid in cash or stock, if the Company has in increase in annual revenues and Mr. Williams performs his duties within the time frame budgeted for such duties and at or below the cost budgeted for such duties and (ii) a bonus, to be paid in cash or stock at the Company’s sole discretion, equal to $12,500 for every one million Warrants that are exercised by Jupili.

As a signing bonus, Mr. Williams shall receive 150,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Compensation Plan. In addition, he shall also receive Incentive Stock Options to purchase up to 750,000 shares of our common stock pursuant to the 2008 Equity Compensation Plan. These options shall vest over 36 months with one-third vesting on March 14, 2009, two-thirds vesting at a rate of 20,834 each month for the 23 months beginning on April 14, 2009 and the remaining 20,818 Options shall vest on March 14, 2011.

Mr. Williams may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees. The agreement terminates on his death, incapacity (after 180 days), resignation or good cause as defined. If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for six months. A copy of his employment agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as to each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock and as to the security and percentage ownership of each of our executive officers and directors and all of our officers and directors as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed, subject to applicable community property laws.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of July 25, 2008. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person. Beneficial ownership is calculated based upon 38,480,463 shares of common stock issued and outstanding as of July 25, 2008.

Name of Shareholder Name of Executive Officers and Directors:	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned
Patrick E. Bertagna, Director and Officer117 W 9th Street, Suite 1214 Los Angeles, CA 90015	3,187,628	8.3%

Christopher M. Walsh, Officer 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	219,336	0.6%

Louis Rosenbaum, Director 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	2,544,402	6.6%

Patrick Aroff, Director 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	452,473	1.2%

Murray Williams, Officer 117 W. 9th Street, Suite 1214 Los Angeles, CA 90015	155,000	0.4%

Jeffrey Sharpe, Director 6348 49th Avenue Ladner, British Columbia, Canada V4K 5A1	-0-	-0-

Other 5% Shareholders:

Ron Paxson (2) 30872 S. Coast Hwy. #191 Laguna Beach, CA 92651	4,945,758	12.9%

Ralph H. Davis (3) 786 Bolsana Dr. Laguna Beach, CA 92651	2,719,527	7.1%

Jupili Investment S.A.(4) 53rd E Street, MMG Tower, 16th Floor Panama City, Republic of Panama	2,748,668	7.1%

CAT Brokerage AG(5) Gutenbergstrasse 10 8027 Zurich Switzerland	2,730,002	7.1%

All directors and executive officers as a group (6 persons) (3)	6,558,839	17.0%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
The 4,945,758 shares beneficially owned include 4,105,136 shares and 175,000 Additional Warrants owned of record by Multi-Media Technology Ventures Ltd; 23,450 Additional Warrants owned of record by Hillside Enterprises, Inc. and 642,172 shares personally owned by Mr. Paxson. Mr. Paxson is the general partner for Multi Media Technology Ventures Ltd. Mr. Paxson has the sole voting and dispositive power over the shares of Multi-Media Technology Ventures Ltd and Hillside Enterprises, Inc.

(3)
Includes beneficial ownership of 2,557,604 shares owned of record by Ralph H. Davis, Jr. Family Trust. Mr. Davis is the trustee of the Ralph H. Davis, Jr. Family Trust and has the sole voting and dispositive power over such shares.

(4)
Jose E. Silva has voting and investment power over the shares registered in the name of Jupili Investment S.A. The 2,748,668 shares beneficially owned include 1,374,334 shares issuable upon exercise of Warrants.

(5)
Marcel Berchtold has voting and investment power over the shares registered in the name of CAT Brokerage AG. The 2,730,002 shares beneficially owned include 1,365,001 shares issuable upon exercise of Warrants.

Change in Control

The Company is not aware of any arrangements including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the Exchange Transaction described herein, compensation arrangements that are otherwise required to be described under “Executive Compensation” and the transactions set forth below, there have been no transactions, since the beginning of the Company’s last fiscal year in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest:

On April 7, 2006, the Company issued 1,500,000 shares of common stock to our sole executive officer, Jeffrey Sharpe, in consideration for a cash payment of $30,000.

During the year ended August 31, 2007, the Company’s sole director, Jeffrey Sharpe, contributed management services to our company at $1,000 per month. This amount has been recorded as donated services and included in additional paid-in capital.

Mr. Matthew Williams, the brother of our CFO, Murray Williams, arranged certain of the Additional Financing. For his services, Mr. Matthew Williams received a finder’s fee $20,300 and 20,300 Additional Warrants from GTX Corp. Mr. Mathew Williams is not a registered broker-dealer.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes authorizes indemnification of a director, officer, employee or agent of the Company against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence in performance of his or her duty.  In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

Further, pursuant to the Nevada Revised Statutes, the Company has adopted the following indemnification provisions in its Amended and Restated Bylaws for its directors and officers:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit, or proceeding initiated by such person only if such action, suit, or proceeding was authorized by the Board of Directors. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.”

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit, or proceeding initiated by such person only if such action, suit, or proceeding was authorized by the Board of Directors.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the Nevada Revised Statutes, our Amended and Restated Bylaws or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC’s public reference room at 100 F Street, NE, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with or incorporated by reference into the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We maintain a website on the Internet at www.gtxcorp.com. Our website and the information included on our website is not part of this prospectus.

FINANCIAL STATEMENTS

Financial statements commence on the following page.

INDEX TO FINANCIAL STATEMENTS

INTERIM FINANCIAL INFORMATION

Consolidated Balance Sheet as of March 31, 2008 (unaudited) and December 31, 2007	F-1

Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007 (unaudited)	F-2

Consolidated Statement of Changes in Stockholders’ Equity for the three months ended March 31, 2008 (unaudited)	F-3

Notes to Interim Consolidated Financial Statements (unaudited)	F-4

ANNUAL FINANCIAL INFORMATION

Report of Independent Registered Public Accounting Firm	F-15

Balance Sheets as of December 31, 2007 and 2006	F-16

Statements of Operations for the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007	F-17

Statement of Stockholders’ Equity for the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007	F-18

Statements of Cash Flows for the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007	F-19

Notes to Financial Statements	F-20

GTX CORP
(Formerly Deaas Resources, Inc.)
CONSOLIDATED BALANCE SHEETS
March 31, 2008 and December 31, 2007

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,551,345	$735,937
Accounts receiveable, net	118,088	-
Inventory, net	172,417	15,312
Other assets	66,065	-

Total current assets	2,907,915	751,249

Property and equipment, net	13,895	11,810

Total assets	$2,921,810	$763,059

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$669,621	$351,849
Shareholder note payable	-	78,385
Convertible note payable	-	1,000,000
Total current liabilities	669,621	1,430,234

Total liabilities	669,621	1,430,234

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 2,071,000,000 shares authorized; 36,520,963 and 15,605,879 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	36,521	15,606
Additional paid-in capital	7,365,812	3,357,863
Accumulated deficit	(5,150,144)	(4,040,644)

Total stockholders’ equity (deficit)	2,252,189	(667,175)

Total liabilities and stockholders’ equity (deficit)	$2,921,810	$763,059

See accompanying notes to financial statements

GTX CORP
(Formerly Deaas Resources Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended March 31
	2008	2007

Revenues	$91,379	$8,000

Cost of goods sold	78,824	-

Net profit	12,555	8,000

Operating expenses
Salaries and professional fees	921,342	158,727
Research and development	69,964	78,541
General and administrative	70,424	34,161

Total operating expenses	1,061,730	271,429

Loss from operations	(1,049,175)	(263,429)

Other income (expense)
Interest income	2,186	1,488
Interest expense	(62,511)	(1,999)

Net loss	$(1,109,500)	$(263,940)

Weighted average number of common shares outstanding - basic and diluted	20,249,745	14,846,176

Net loss per share - basic and diluted	$(0.05)	$(0.02)

See accompanying notes to financial statements

GTX CORP
(Formerly Deaas Resources Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	For the three months ended March 31,
	2008	2007
Cash flows from operating activities
Net loss	$(1,109,500)	$(263,940)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,395	655
Stock based compensation	445,686	3,786
Changes in operating assets and liabilities
Accounts receivable	(118,088)	-
Inventory	(157,105)	-
Other assets	(66,065)	-
Accounts payable and accrued expenses	423,766	33,326

Net cash used in operating activities	(578,911)	(226,173)

Cash flows from investing activities
Purchase of property and equipment	(4,480)	-

Net cash used in investing activities	(4,480)	-

Cash flows from financing activities
Proceeds from issuance of common stock	2,000,000	-
Proceeds from issuance of common stock from exercise of stock warrants	398,799	70,000

Net cash provided by financing activities	2,398,799	70,000

Net increase (decrease) in cash and cash equivalents	1,815,408	(156,173)

Cash and cash equivalents, beginning of period	735,937	245,461

Cash and cash equivalents, end of period	$2,551,345	$89,288

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-
Interest paid	$-	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for repayment of note payable	$(1,000,000)	$-
Issuance of common stock for repayment of shareholder note payable	$(78,385)	-
Issuance of common stock for repayment of accounts payable and accrued expenses	$(104,626)	-

See accompanying notes to financial statements

GTX CORP
(Formerly Deeas Resources Inc.)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. NATURE OF OPERATIONS

Organization
GTX Corp, a Nevada corporation (the “Company” or “GTX”) formerly known as Deeas Resources Inc., owns 100% of the issued and outstanding capital stock of 0758372 B.C. Ltd. and Global Trek Xploration, a California corporation, a company that we acquired on March 14, 2008 in a reverse merger (hereafter referred to as the “Reverse Merger”). All of the Company's operations are currently conducted through Global Trek Xploration. Unless the context indicates otherwise, references herein to “we,” “our,” or the "Company" during periods prior to March 14, 2008 refer solely to Global Trek Xploration, while references to “we,” “our,” or the "Company" after March 14, 2008 refer to both GTX Corp and its subsidiaries; Global Trek Xploration and 0758372 B.C. Ltd.. All references to "Deeas" refer to Deeas Resources Inc. on a stand-alone basis prior to March 14, 2008.

GTX develops, patents and integrates miniaturized Assisted GPS tracking and cellular location-transmitting technology for consumer products and applications. As the underlying technology, the Company works with license branded partners to deliver these innovative solutions to the consumer in a wide variety of wearable location devices. GTX’s Personal Location Services (“PLS") suite delivers remote, continuous real-time oversight of loved ones and high-value assets. Its licensing model and a user friendly format allows it to transparently embed its technology into a wide variety of consumer branded products. In addition to geo spatial location-reporting, which provides peace of mind to caretakers, the Company’s scalable GPVector technology platform is also designed to deliver new and innovative life style based applications, from interactive real-time gaming to performance and health / exercise monitoring. The unprecedented miniaturization of its electronics offers a whole new category of portable hosts to deliver a wide range of new consumer-oriented high tech wearable solutions. The Company’s first product was GPS-enabled footwear for children and the elderly with dementia. Additional deployments in progress include exercise monitoring, law enforcement, maritime applications, pet tracking, cellular handsets, automotive/commercial/payload tracking and many others. The Company holds one patent and has seven additional patents pending. With more than five years in research and development, strategic partnerships, and an ongoing program of intellectual property protection, GTX continues its ongoing efforts to advance the wearable GPS technology industry and the PLS space. GTX’s approach is to be the value-added supporting brand to master consumer brands. The driving goal of the Company is to utilize advanced assisted GPS, cellular and Internet technology, then integrate that technology with branded consumer products and collectively deliver solutions which will benefit people and society.

Unaudited Interim Consolidated Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, the unaudited interim consolidated financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete audited annual financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2008 and the results of operations for the three months ended March 31, 2008 and 2007 and consolidated statements of cash flows for the three months ended March 31, 2008 and 2007. These interim consolidated financial statements should be read in conjunction with the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 20, 2008 which includes the audited financial statements and notes thereto of Global Trek Xploration as of December 31, 2007. Operating results for the three month period ended March 31, 2008 are not necessarily indicative of results that may be expected for the year ending December 31, 2008.

Effective March 14, 2008, we completed a merger with our wholly owned subsidiary, GTX Corp, a Nevada corporation, which we formed in February 2008 in connection with the Exchange Transaction.  As a result of the merger, we changed our company’s name from “Deeas Resources Inc.” to “GTX Corp”. Also on March 14, 2008, we effected a 20.71 for 1 forward stock split of our authorized and our issued and outstanding common stock.

Basis of Presentation

The unaudited interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current period’s presentation.

Reverse Merger

On March 4, 2008, Deeas entered into the Share Exchange Agreement, (the “Exchange Agreement”), with Global Trek Xploration, the shareholders of Global Trek Xploration (the “Selling Shareholders”) and Jupili Investment S.A., a company incorporated under the laws of the Republic of Panama (“Jupili”), pursuant to which the Company agreed to acquire all of the outstanding capital stock of Global Trek Xploration, following a 20.71 forward common stock split of Deeas. The closing of the transactions contemplated by the Exchange Agreement and the closing of the Financing, which is described below, occurred on March 14, 2008 (the “Closing” or the “Closing Date”). Following the Closing, Global Trek Xploration became our wholly owned subsidiary. Pursuant to the Exchange Agreement, at the Closing, Deeas issued 18,000,001 post forward split common shares of Deeas for all of the issued and outstanding shares of Global Trek Xploration on the basis of 0.8525343 shares of Deeas for every one share of Global Trek Xploration.  As a result, Global Trek Xploration is now a wholly-owned subsidiary of Deeas.  Concurrent with the Reverse Merger, Deeas changed its name to GTX Corp. As a result of this Exchange Transaction, the Selling Shareholders acquired approximately 50% of the issued and outstanding common shares of the Company.  Concurrent with the closing of this transaction, the Company cancelled 31,065,000 post forward split common shares (1,500,000 pre split common shares) which had been held by the sole director and officer of the Company prior to the reverse merger, completed a $2,000,000 private placement of units of the Company at $0.75 per unit (the “Financing”) and converted a $1,000,000 Global Trek Xploration bridge loan and interest into units of the Company at $0.75 per unit.

The Financing consists of 2,666,668 units at $0.75 per unit, each unit consisting of one share of common stock and one stock purchase warrant. Each warrant is exercisable into an additional common share at $1.25 per share. Of the warrants, 1,000,002 are exercisable until March 14, 2009 and the remaining 1,666,666 are exercisable until September 14, 2009. The fair value of the 2,666,668 warrants was estimated to be $158,000 using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 50%, risk-free interest rate 2%, and expected life of 12-18 months.

Jupili provided a bridge financing to Global Trek Xploration of $1,000,000 pursuant to a convertible loan agreement. The $1,000,000 plus accrued interest of $30,750 was converted into 1,374,334 units of the Company on the same terms and conditions as the private placement noted above. The fair value of the 1,374,334 warrants was estimated to be $97,000 using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 50%, risk-free interest rate 2%, and expected life of 18 months.

The Company paid Jupili a success fee of 2% of the aggregate amount of the Financing and the Bridge Financing of $60,000. Jupili has guaranteed that no less than 1,000,000 warrants will be exercised in cash on or before September 14, 2008, otherwise the Company shall have the right to compel Jupili to purchase 1,000,000 common shares of the Company at $1.25 per share.

The issuance of the Units in connection with the Financing and upon conversion of the Jupili bridge loan is intended to be exempt from registration under the Securities Act pursuant to Regulation S. As such, these issued securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

However, we are required to register the shares of common stock and the shares issuable upon exercise of the Warrants issued in the Financing and upon conversion of the Jupili bridge loan under a registration statement filed with the SEC (the “Registration Statement”) as soon as practicable after Closing. If we fail to file the Registration Statement to register the Securities for resale within forty five (45) days after the filing of the Current Report on Form 8-K to announce the Closing we shall be required to pay Jupili liquidated damages equal to 5% of the total offering of the Financing, payable in Units on the same terms as the Financing (the “Additional Units”), and will register the Additional Units in the Registration Statement. Jupili extended the filing date to May 14, 2008 and the Company filed the Registration Statement on May 12, 2008.

For accounting purposes, the merger was treated as an acquisition of Deeas and a recapitalization of Global Trek Xploration.  Global Trek Xploration is the accounting acquirer and the results of its operations carryover.  Accordingly, the operations of Deeas are not carried over and have been adjusted to $0.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
Revenue is recognized when earned. Revenue related to licensing agreements is recognized over the term of the agreement. Revenue for services and products are recognized as the services are rendered and the products are shipped.

Revenues recognized during the three months ended March 31, 2008 were received from one customer for products and services provided by the Company on the customer’s behalf. Revenues recognized during the three months ended March 31, 2007 were received from one customer in connection with a licensing agreement which was terminated.

Concentration of Credit Risk
The cash balance at March 31, 2008 are principally held by one institution which insures the Company’s aggregated accounts with the Federal Deposit Insurance Corporation ("FDIC") up to $100,000.  At March 31, 2008, the Company had uninsured cash deposits in excess of the FDIC insurance limit totaling $2,451,345. As of March 31, 2008, no losses related to these uninsured amounts have been incurred.

Inventory
Inventory consists of finished units and various components that go into the final product such as antennas, batteries, control boards, SIM card holders, etc. Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. The Company evaluates its inventory for excess and obsolescence on a regular basis. In preparing the evaluation the Company looks at the expected demand for the product, as well as changes in technology, in order to determine whether or not a reserve is necessary to record the inventory at net realizable value. After performing a review of the inventory as of March 31, 2008, we determined that the net realizable value is greater than the cost thus inventory is recorded at cost as of March 31, 2008.

Research and Development
Research and development costs are clearly identified and are expensed as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."  For the three months ended March 31, 2008 and 2007 the Company incurred $69,964 and $78,541 of research and development costs, respectively.

Development Stage Company
During the three months ended March 31, 2008, the Company no longer met the qualifications as a development stage company as defined in Financial Accounting Standards Board Statement No. 7. Accordingly, reporting as a development stage company is no longer deemed necessary.

Going Concern Basis
No assurance can be given that a market for the GTX product will develop, or that customers will be willing to pay for the GTX product. For the three months ended March 31, 2008 and 2007, the Company incurred net losses totaling $1,109,500 and $263,940, respectively, had net cash used in operating activities totaling $578,911 and $226,173, respectively; and had an accumulated deficit of $5,150,144 as of March 31, 2008.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to obtain additional financing, and the ability to ultimately attain profitability.

Management plans to raise capital during 2008 and will review all available fund raising alternatives. While the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company’s equity and debt instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. INVENTORY

The components of inventory at March 31, 2008 consist of the following:

Raw materials	$163,562
Finished goods	8,855

Inventory	$172,417

4. PROPERTY AND EQUIPMENT

Property and equipment, net, at March 31, 2008, consists of the following:

Computer and office equipment	$22,498
Less: accumulated depreciation	(8,603)

Total property and equipment, net	$13,895

Depreciation expense for the three months ended March 31, 2008 and 2007 amounted to $2,395 and $655, respectively.

5. EQUITY

Common Stock
In conjunction with the Reverse Merger, all of the issued and outstanding shares of Global Trek Xploration at March 14, 2008 were exchanged to GTX Corp common shares on the basis of .8525343 common shares of GTX Corp for every one share of Global Trek Xploration.

As a result of the Reverse Merger, 13,999,960 shares of Deeas Resources common shares were recapitalized into GTX Corp, the Jupili bridge loan of $1,000,000 plus accrued interest of $30,750 was converted into 1,374,334 units, each unit consisting of one share of common stock and one common stock purchase warrant, at $0.75 per unit and 2,666,668 units at $0.75 per unit were issued in the Financing. In addition, as partial consideration for their work on the Exchange Agreement and the Financing, our attorneys, Richardson & Patel, were guaranteed 80,000 units valued at $0.75 per unit. Such units were not issued until May 2008 and accordingly, the $60,000 value of the units is included in additional paid in capital at March 31, 2008.

The Company also issued 480,000 shares of common stock from the 2008 Equity Compensation Plan at a value of $0.75 per share to various members of management and consultants as compensation for services rendered.

Warrants
Since inception, the Company has issued numerous warrants to purchase shares of the Company’s common stock to shareholders, consultants and employees as compensation for services rendered. Prior to the Reverse Merger, there were 4,721,877 warrants outstanding. All of the 4,721,877 warrants were exercised for aggregate total proceeds of $398,799. The Company issued a total of 2,394,121 shares of its $.001 par value common stock for the warrant exercises. The Company offered a cashless exercise option to all of the warrant holders that did not want to pay cash to exercise all of their warrants. Various warrant holders opted to accept the cashless exercise option for some or all of their warrants. In addition, certain accounts payable owed to warrant holders and a shareholder's note payable and related accrued interest were settled through the exercise of these warrants.

In addition to the 4,041,002 warrants issued in conjunction with the Jupili bridge loan conversion and the Financing, on March 16, 2008, the Company issued 25,000 warrants to purchase a like number of common shares at $0.75 per share to a consultant for services rendered. The warrants expire on March 31, 2010. The fair value of the 25,000 warrants was estimated to be $5,510 using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield 0%, expected volatility 50%, risk-free interest rate 2%, and expected life of 24 months and is included in additional paid in capital in the accompanying consolidated financial statements.

For the three months ended March 31, 2008 and 2007, the Company recorded stock-based compensation expense of $5,510 and $3,786 respectively relating to the issuance of warrants. A summary of the Company’s stock-based compensation activity and related information for the three months ended March 31, 2008 is provided below:

		Number of
	Exercise Price	Shares

Outstanding and exercisable at December 31, 2007	$0.42 – 0.59	4,721,877
Warrants exercised for cash	0.42 – 0.59	(871,479)
Cashless exercise of warrants	0.00	(3,493,635)
Warrants exercise as settlement of liabilities	0.42 – 0.59	(356,763)
Warrants granted	0.75 – 1.25	4,066,002
Outstanding and exercisable at March 31, 2008	0.36 – 0.50	4,066,002

Stock Warrants as of March 31, 2008
Exercise	Warrants	Remaining	Warrants
Price	Outstanding	Life (Years)	Exercisable

$1.25	1,000,002	1.00	1,000,002
$1.25	3,041,000	1.50	3,041,000
$0.75	25,000	2.00	25,000
	4,066,002		4,066,002

2008 Equity Compensation Plan
On March 14, 2008, we adopted the 2008 Equity Compensation Plan, the “2008 Plan,” pursuant to which we are authorized to grant stock options intended to qualify as Incentive Stock Options, “ISO”, under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified options, restricted and unrestricted stock awards and stock appreciation rights to purchase up to 7,000,000 shares of common stock to our employees, officers, directors and consultants, with the exception that ISOs may only be granted to employees of the Company and it’s subsidiaries, as defined in the 2008 Plan. The 2008 Plan shall be administered by a committee consisting of two or more members of the Board of Directors or if a committee has not been elected, the Board of Directors of the Company shall service as the committee.

As of March 31, 2008, we have granted options to purchase a total of 3,945,000 shares of common stock and we granted 480,000 shares of common stock under our 2008 Plan. The stock and options were granted to members of our management and consultants at a price equal to the fair market value of the common stock at the date of grant. As permitted by the 2008 Plan, the Administrator determined fair market value of the common stock at the date of grant based on a number of factors including the $0.75 per unit price that securities we sold to third party investors in the Financing days before the stock and options were granted. One year following the date of grant, 1,298,334 of the options granted will vest and become exercisable, 31,250 of the options granted will vest one month following the date of grant and 18,750 will vest ratably from the period of May 2008 through January 2009. The remaining 2,596,666 outstanding options will vest ratably beginning in April 2009 and will continue to vest monthly through March 2011. All options expire three years following the vesting date.

For the three months ended March 31, 2008, the Company recorded stock-based compensation expense related to the 2008 Plan of $380,176, consisting of $20,176 relating to the issuance of stock options and $360,000 relating to the issuance of common stock. Stock-based compensation expenses increased loss from operations and net loss by $380,176.   The impact on basic and fully diluted net loss per common share for the three months ended March 31, 2008 was approximately $.019

SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates.  Stock-based compensation expense was recorded net of estimated forfeitures for the three months ended March 31, 2008 such that expense was recorded only for those stock-based awards that are expected to vest.

The Plan provides for the issuance of a maximum of 7,000,000 shares of which 2,575,000 were still available for issuance as of March 31, 2008.

Stock option activity under the Plan for the three months ended March 31, 2008 is summarized as follows:

	Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life (in years)	Grant Date Fair Value
Outstanding at December 31, 2007	-	$-	-
Options granted	3,945,000	$0.75	4.64	$1,106,622
Options exercised	-	$-	-
Options cancelled/forfeited/ expired	-	$-	-
Outstanding at March 31, 2008	3,945,000	$0.75	4.64	$1,106,622

Vested and expected to vest at March 31, 2008(1)	3,945,000	$0.75	4.64	$1,106,622

Exercisable at March 31, 2008	-	$-		$-

(1)	The expected to vest options are the result of applying the pre-vesting forfeiture rate assumptions to total outstanding options.

As of March 31, 2008, there was $1,086,446 of unrecognized compensation cost related to unvested stock options which is expected to be recognized monthly over approximately 3 years.  The Company intends to issue new shares to satisfy share option exercises.

The fair value of option grants was estimated using the Black-Scholes option pricing model with the following assumptions:

Three Months Ended March 31, 2008
Expected dividend yield (1)	0.00
Risk-free interest rate (2)	2.00%
Expected volatility (3)	50.00%
Expected life (in years) (4)	4-6

(1)	The Company has no history or expectation of paying dividends on its common stock.
(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(3)
The Company estimates the volatility of its common stock at the date of grant based on the implied volatility of its common stock. The Company used a weighted average of trailing volatility and market based implied volatility for the computation.

(4)
The expected life of stock options granted under the Plan is based on the length of time from date of grant to the expiration date which consists of between 4 to 6 years based on the vest date of each option grant.  The stock options expire 3 years from the date of vest.

6. COMMITMENTS AND CONTINGENCIES

On December 27, 2007, the Company renegotiated the month to month lease agreement for office space and entered into a two year lease agreement. Future minimum lease payments as of March 31, 2008 under the new lease agreement are as follows:

2008	$6,345
2009	8,700
$15,045

The Company has various consulting agreements totaling approximately $50,000 per month, which can be terminated at will.

7. SUBSEQUENT EVENTS

In May 2008 we completed a sale to thirty-four (34) investors (“Additional Financing”) of 1,742,000 units (“Additional Units”) of the Company’s securities at a price of $1.00 per Additional Unit. Each Additional Unit consists of one common share and one share purchase warrant (“Additional Warrant”). Each Additional Warrant is exercisable at an exercise price of $1.50 per share for a three-year term. The common stock and common shares underlying the Additional Warrants sold in this Additional Financing have piggy-back registration rights.

We agreed to pay up to 7% cash and 7% warrant coverage as commissions to registered broker-dealers or unregistered finders in connection with the Additional Financing. As a result we paid an aggregate of $118,750 and 118,750 Additional Warrants to Five (5) finders, and of that amount, Mr. Matthew Williams, the brother of our Chief Financial Officer, Murray Williams, received $20,300 and 20,300 Additional Warrants from GTX Corp for his services as a finder.

Further, as a bonus for the successful completion of over one million dollars of Additional Financing, Patrick E. Bertagna, our Chief Executive Officer and Chairman, Murray Williams, our Chief Financial Officer, and Patrick Aroff, a member of our board of directors, were each issued 40,000 shares of our common stock, and Louis Rosenbaum, a member of our board of directors, was issued 10,000 shares of our common stock.

GLOBAL TREK XPLORATION
(A Development Stage Company)

FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
 AND FOR THE PERIOD FROM SEPTEMBER 10, 2002 (INCEPTION)
 THROUGH DECEMBER 31, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Global Trek Xploration
(A Development Stage Company)
Los Angeles, CA

We have audited the accompanying balance sheets of Global Trek Xploration (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Trek Xploration as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas
February 15, 2008

GLOBAL TREK XPLORATION
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$735,937	$245,461
Inventory	15,312	-

Total current assets	751,249	245,461

Property and equipment, net of accumulated depreciation	11,810	3,491

Total assets	$763,059	$248,952

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$351,849	$62,816
Shareholder note payable	78,385	78,385
Convertible note payable	1,000,000	-
Total current liabilities	1,430,234	141,201

Total liabilities	1,430,234	141,201

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock, $0.001 par value; 25,000,000 shares authorized;
18,305,280 and 17,321,280 shares issued and outstanding at December 31, 2007 and 2006, respectively	18,305	17,321
Additional paid-in capital	3,355,164	2,803,420
Deficit accumulated during development stage	(4,040,644)	(2,712,990)

Total stockholders’ equity (deficit)	(667,175)	107,751

Total liabilities and stockholders’ equity (deficit)	$763,059	$248,952

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Year Ended December 31,		Period from September 10, 2002 (inception) to December 31,
	2007	2006	2007

Revenues	$26,000	$-	$26,000

Operating expenses
Salaries and professional fees	927,609	735,718	2,689,404
Research and development	240,500	365,829	771,148
General and administrative	149,638	123,753	549,995

Total operating expenses	1,317,747	1,225,300	4,010,547

Loss from operations	(1,291,747)	(1,225,300)	(3,984,547)

Other income (expense)
Interest income	1,685	8,790	13,496
Interest expense	(37,592)	(7,838)	(69,593)

Net loss	$(1,327,654)	$(1,224,348)	$(4,040,644)

Weighted average number of common
shares outstanding - basic and fully diluted	17,713,598	16,644,212

Net loss per share - basic and fully diluted	$(0.07)	$(0.07)

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
For the period from September 10, 2002 (inception) through December 31, 2007

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total
Balance,
September 10, 2002	-	$-	$-	$-	$-

Issuance of common stock for cash	11,615,210	11,615	-	-	11,615
Net loss	-	-	-	(39,049)	(39,049)
Balance,
December 31, 2002	11,615,210	11,615	-	(39,049)	(27,434)

Issuance of common stock for cash	963,777	964	315,996	-	316,960
Stock warrant compensation	-	-	2,927	-	2,927
Net loss	-	-	-	(300,769)	(300,769)
Balance,
December 31, 2003	12,578,987	12,579	318,923	(339,818)	(8,316)

Issuance of common stock for cash	619,944	620	222,560	-	223,180
Stock warrant compensation	-	-	24,498	-	24,498
Conversion of promissory note into common stock	277,778	278	49,722	-	50,000
Net loss	-	-	-	(300,308)	(300,308)
Balance,
December 31, 2004	13,476,709	13,477	615,703	(640,126)	(10,946)

Issuance of common stock for cash	1,577,222	1,577	731,623	-	733,200
Issuance of common stock for services	617,349	617	308,060	-	308,677
Stock warrant compensation	-	-	39,095	-	39,095
Net loss	-	-	-	(848,516)	(848,516)
Balance,
December 31, 2005	15,671,280	15,671	1,694,481	(1,488,642)	221,510

Issuance of common stock for cash	2,050,000	2,050	1,022,824	-	1,024,874
Issuance of common stock for services	100,000	100	49,900	-	50,000
Repurchase of common stock	(500,000)	(500)	(24,500)	-	(25,000)
Stock warrant compensation	-	-	60,715	-	60,715
Net loss	-	-	-	(1,224,348)	(1,224,348)
Balance,
December 31, 2006	17,321,280	17,321	2,803,420	(2,712,990)	107,751

Issuance of common stock for cash	384,000	384	191,616	-	192,000
Issuance of common stock from exercise of stock warrants	500,000	500	179,500	-	180,000
Issuance of common stock for services	100,000	100	49,900	-	50,000
Stock warrant compensation	-	-	130,728	-	130,728
Net loss	-	-	-	(1,327,654)	(1,327,654)
Balance,
December 31, 2007	18,305,280	$18,305	$3,355,164	$(4,040,644)	$(667,175)

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the years ended December 31,		Period from September 10, 2002 (inception) to December 31,
	2007	2006	2007
Cash flows from operating activities
Net loss	$(1,327,654)	$(1,224,348)	$(4,040,644)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,618	2,591	6,208
Stock warrant compensation	130,728	60,715	257,963
Issuance of common stock for services	50,000	50,000	408,677

Changes in operating assets and liabilities
Inventory	(15,312)	-	(15,312)
Accounts payable and accrued expenses	289,033	39,247	351,849

Net cash used in operating activities	(870,587)	(1,071,795)	(3,031,259)

Cash flows from investing activities
Purchase of property and equipment	(10,937)	(5,237)	(18,018)

Net cash used in investing activities	(10,937)	(5,237)	(18,018)

Cash flows from financing activities
Proceeds from issuance of common stock	192,000	1,024,874	2,501,829
Proceeds from issuance of note payables	1,000,000	-	1,000,000
Proceeds from shareholder note payable	-	-	78,385
Repurchase of common stock	-	(25,000)	(25,000)
Proceeds from issuance of common stock from exercise of stock warrants	180,000	-	180,000
Proceeds from issuance of promissory note	-	-	50,000

Net cash provided by financing activities	1,372,000	999,874	3,785,214

Net increase (decrease) in cash and cash equivalents	490,476	(77,158)	735,937

Cash and cash equivalents, beginning of period	245,461	322,619	-

Cash and cash equivalents, end of period	$735,937	$245,461	$735,937

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

Supplementary disclosure of noncash financing activities:
Issuance of common stock for promissory note	$-	$-	$(50,000)

See accompanying notes to financial statements

GLOBAL TREK XPLORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

Organization
Global Trek Xploration ("GTX" or the "Company") was incorporated under the laws of the state of California on September 10, 2002.  GTX develops, patents and integrates miniaturized Assisted GPS tracking and cellular location-transmitting technology for consumer products and applications. As the underlying technology, the Company works with license branded partners to deliver these innovative solutions to the consumer in a wide variety of wearable location devices. GTX’s Personal Location Services (PLS) suite delivers remote, continuous real-time oversight of loved ones and high-value assets. Its licensing model and a user friendly format allows it to transparently embed its technology into a wide variety of consumer branded products.  In addition to geo spatial location-reporting, which provides peace of mind to caretakers, the Company’s scalable GPVector technology platform is also designed to deliver new and innovative life style based applications, from interactive real-time gaming to performance and health / exercise monitoring. The unprecedented miniaturization of its electronics offers a whole new category of portable hosts to deliver a wide range of new consumer-oriented high tech wearable solutions. The Company’s first product was GPS-enabled footwear for children and the elderly with dementia. Additional deployments in progress include exercise monitoring, law enforcement, maritime applications, pet tracking, cellular handsets, automotive/commercial/payload tracking and many others. The Company holds one patent and seven additional patents pending. With more than five years in research and development, strategic partnerships, and an ongoing program of intellectual property protection, GTX continues its ongoing efforts to advance the wearable GPS technology industry and the PLS space. GTX’s approach is to be the value-added supporting brand to master consumer brands. The driving goal of the Company is to utilize advanced assisted GPS, cellular and Internet technology, then integrate that technology with branded consumer products and collectively deliver solutions which will benefit people and society.

Reverse Merger
On November 9, 2007, Deeas Resources, Inc, a Nevada corporation (“DRI”) issued a binding letter agreement (“Letter Agreement”) to GTX and Jupili Investment S.A., a company incorporated under the laws of the Republic of Panama (“Jupili”), outlining the material terms under which DRI would enter into a reverse takeover with GTX, whereby the parties would effect one of the following two corporate structures:

1.	carry out a merger of GTX with and into DRI, with DRI carrying on as the surviving corporation; or
2.	carry out a share exchange whereby all of the current shareholders of GTX would exchange their shares of GTX for shares of DRI (the “Share Exchange”)

The parties to the Letter Agreement are currently finalizing the definitive agreement to exchange shares (the “Share Exchange Agreement”) whereby, among other things, DRI will issue 18,000,001 shares of common stock in the capital of DRI for all of the issued and outstanding shares of GTX to the shareholders of GTX on the basis of   .8525343   shares of DRI for every one share of GTX.   The Share Exchange Agreement is expected to close on February 25, 2008 (the “Closing Date”), following DRI’s proposed stock split of 20.71 shares for each DRI share currently issued and outstanding, and is conditional upon, among other items, the private placement financing of at least $2,000,000, consisting of the issuance of 2,666,666 Units at a price of $0.75 per Unit (the “PIPE”; a Unit is equal to one share of common stock in the capital of Deeas (each, a “Share”) and one common stock purchase warrant to acquire one Share at the exercise price of $1.25 for a period of 18 months from the date of issuance); the conversion of the Note Payable (see discussion in Note 4) plus accrued interest being converted by DRI into Units on the same terms and conditions as the PIPE; DRI will have provided evidence that it has satisfied or will otherwise provide for payment of all debt over $100 in the aggregate; DRI will have effected a stock split on a 20.71 for 1 basis whereby each DRI Share issued and outstanding prior to the stock split will be equal to 20.71 DRI Shares after the stock split.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
Revenue is recognized when earned.  Revenue related to licensing agreements is recognized over the term of the agreement.  Revenue for services and products are recognized as the services are rendered and the products are shipped.

As of December 31, 2007, $90,000 of proceeds derived from one licensing agreement had been deferred and included in accounts payable and accrued expenses in the accompanying financial statements.  Such revenues will be recognized over the term of the agreement once the product has been delivered in accordance with the licensing agreement.

Revenues recognized during the year ended December 31, 2007 were received from one customer in connection with a licensing agreement which was terminated.

Long-lived Assets
Long-lived assets, including fixed assets and certain identifiable intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company reviewed the long-lived assets as of December 31, 2007 and 2006, and determined that no impairment loss need be recognized.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Net Loss Per Share
Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive warrants were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would be anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented.

Stock-Based Compensation
The Company periodically issues shares of common stock in lieu of cash for services rendered or for the settlement of liabilities.  Such shares are valued based on the measurement date fair value.  Stock-based compensation represents the cost related to stock-based awards granted to employees and others.

The Company periodically issues stock warrants to employees and non-employees in non-capital raising transactions for services rendered.  Prior to January 1, 2006, the Company accounted for its stock warrants issued to employees under the provisions of Accounting Practices Bulletin No. 25 , Accounting for Stock Issued to Employees (“APB 25”).  In accordance with APB 25, compensation for services that a corporation receives as consideration for stock issued through employee stock option, purchase, and award plans should be measured by the fair value of the stock at the measurement date less the amount, if any, that the employee is required to pay.  Stock-based compensation is recognized the first date on which both the number of shares that an individual employee is entitled to receive and the option or purchase price, if any, is known. That date for many or most plans is the date an option or purchase right is granted or stock is awarded to an individual employee .  Thus a corporation recognizes stock-based compensation cost for stock issued through compensatory plans unless the employee pays an amount that is at least equal to the quoted market price of the stock at the measurement date.

For all warrants issued subsequent to January 1, 2006 for services rendered, the Company recognizes expense under the provisions of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" (SFAS 123(R)). The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model.  The expense is recorded in the Statements of Operations. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company's stock warrants have characteristics significantly different from those of traded warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not provide a reliable single measure of the fair value of its stock warrants.

Fair Value of Financial Instruments
Pursuant to SFAS No. 107, “ Disclosures About Fair Value of Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Cash and Cash Equivalents
For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk
The cash balances at December 31, 2007 and 2006 are principally held by one institution which insures the Company’s aggregated accounts with the Federal Deposit Insurance Corporation ("FDIC") up to $100,000.  At December 31, 2007 and 2006, the Company had uninsured cash deposits in excess of the FDIC insurance limit totaling $635,648 and $145,461, respectively.  As of December 31, 2007, no losses related to these uninsured amounts have been incurred.

Inventory
Inventory consists of finished units and various components that go into the final product such as antennas, batteries, control boards, SIM card holders, etc. Inventory is valued at the lower of cost (first-in, first-out) or net realizable value. The Company evaluates its inventory for excess and obsolescence on a regular basis. In preparing the evaluation the Company looks at the expected demand for the product, as well as changes in technology, in order to determine whether or not a reserve is necessary to record the inventory at net realizable value.  After performing a review of the inventory as of December 31, 2007, we determined that the net realizable value is greater than the cost thus inventory is recorded at cost as of December 31, 2007.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are expensed as incurred.

Research and Development
Research and development costs are clearly identified and are expensed as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."  For the years ended December 31, 2007 and 2006 and the period from September 10, 2002 (inception) through December 31, 2007, the Company incurred $240,500, $365,829 and $771,148 of research and development costs, respectively.

Income Taxes – S Corporation
The Company, with the consent of its shareholders, elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Recent Accounting Pronouncements
FASB Interpretation No. 48 – In July 2006, the FASB issued Interpretation No. 48, “ Accounting for Uncertainty in Income Taxes” (FIN 48), which supplements SFAS No. 109, “ Accounting for Income Taxes”, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements.  The Interpretation requires that the tax effects of a position be recognized only if it is “more-likely-than-not” to be sustained based solely on its technical merits as of the reporting date.  The more-likely-than-not threshold represents a positive assertion by management that a company is entitled to the economic benefits of a tax position.  If a tax position is not considered more-likely-than-not to be sustained based solely on its technical merits, no benefits of the position are to be recognized.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  The Company has adopted this standard.

SFAS No. 157 – In September 2006, the FASB issued Statement 157, “ Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  The Company is currently assessing the potential effect of SFAS 157 on its financials statements.

SAB No. 108– In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB No. 108), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” The guidance in SAB No. 108 requires Companies to base their materiality evaluations on all relevant quantitative and qualitative factors. This involves quantifying the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. The Company has adopted this standard.

SFAS No. 159 – In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 . This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option.  This statement is effective as of the first fiscal year that begins after November 15, 2007.  The Company is currently analyzing the effects of SFAS 159 but does not expect its implementation will have a significant impact on the Company's financial condition or results of operations.

Development Stage Company
The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Going Concern Basis
No assurance can be given that a market for the GTX product will develop, or that customers will be willing to pay for the GTX product.  For the years ended December 31, 2007 and 2006, the Company incurred net losses totaling $1,327,654 and $1,224,348, respectively, had net cash used in operating activities totaling $870,587 and $1,071,795, respectively; and had an accumulated deficit of $4,040,644 as of December 31, 2007.  If the Company is unable to generate sufficient cash flow from operations and/or continue to obtain financing to meet its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the ability of the Company to continue as a going concern on a longer-term basis will be dependent upon the ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, the ability to obtain additional financing, and the ability to ultimately attain profitability.

Management plans to raise capital during 2008 and will review all available fund raising alternatives. While the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to the Company and/or that demand for the Company’s equity and debt instruments will be sufficient to meet its capital needs. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	PROPERTY AND EQUIPMENT

Property and equipment, net, at December 31, consists of the following:

	2007	2006

Computer and office equipment	$18,018	$7,081
Less: accumulated depreciation	(6,208)	(3,590)

Total property and equipment, net	$11,810	$3,491

Depreciation expense for the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 amounted to $2,618, $2,591 and $6,208, respectively.

4.	NOTES PAYABLE

Convertible Note Payable
On November 9, 2007, the Company entered into a convertible note payable agreement with Jupili, having a principal balance of $1 million (the “Note Payable”).  Funding of the Note Payable was received in two advances consisting of $500,000 on November 14 2007 and $500,000 on December 10, 2007.  The Note Payable accrues interest at 10% per annum compounded monthly calculated from the respective date of each advance.  As of December 31, 2007, the Company had accrued $9,589 of interest related to the Note Payable.  The outstanding principal balance of the Note Payable together with all accrued and unpaid interest is due in full on the earlier of March 2, 2009 or the closing of the Share Exchange Agreement (on or before February 25, 2008, or on such other date as the parties may agree to in writing).  After February 25, 2008 and before March 2, 2009, the Company may repay any portion of the Note Payable provided such payments are not less that $50,000 each.  Such payments will be applied first to any outstanding accrued interest and then to the principal balance.

The Company has agreed to pay liquidating damages to Jupili in the amount of (a) 5% of the Company’s indebtedness if the Closing Date does not occur within 120 days of the date of the first advance and (b) 10% of the Company’s indebtedness if the Closing Date does not occur within 140 days of the date of the first advance.  However, Jupili will not be entitled to any liquidating damages if a delay in the Closing Date is caused solely by Jupili’s inability to provide the second advance or the $2 million PIPE financing as defined in the Letter Agreement.

The Company’s obligations under the Note Payable are secured by a Security Agreement, pursuant to which the Company granted a security interest in the Company’s present and after-acquired intellectual property.  The intellectual property includes, but is not limited to, all computer equipment, technology, software, copyrights, patents, technology, trademarks and trade secrets.

The closing of the Share Exchange Agreement is conditional upon the conversion of the principal amount of the Note Payable into Units of Deeas at a conversion price per Unit equal to $0.75.  Each Unit will consist of one Share of common stock in the capital of Deeas and one common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to acquire one Share at the exercise price of $1.25 for a period of 18 months from the date of issuance of the Warrants.

Shareholder Note Payable
During fiscal years 2002 and 2003, a shareholder (also a Director of the Company) loaned the Company a total of $78,385 to be used in developing the Company’s product.  These advances bear interest at 10% per annum.  For the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 the Company incurred interest expense of $7,838, $7,838 and $39,246, respectively.  No interest on the note payable has been paid to date.

5.	EQUITY

Common Stock
As of December 31, 2006 and 2007, the Company had 20,000,000 authorized shares of common stock, with a par value of $0.001 per share.  All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

During September 2002, the Company issued 11,615,210 shares of its common stock for an aggregate amount of $11,615.

During 2003, the Company issued 963,777 shares of its common stock for an aggregate amount of $316,960.

During 2004, the Company issued 619,944 shares of its common stock for an aggregate amount of $223,180.  Additionally, a promissory note totaling $50,000 was converted into 277,778 shares of common stock.

During 2005, the Company issued 1,577,222 shares of its common stock for an aggregate amount of $733,200.  An additional 617,349 shares of common stock were issued to several consultants as consideration for services rendered.  These shares were valued at $308,677, or $0.50 per common share.

During 2006, the Company issued 2,050,000 shares of its common stock for an aggregate amount of $1,024,874.  An additional 100,000 shares of common stock were issued to a third-party in exchange for consulting services.  The shares were valued at $50,000 or $0.50 per common share.  The Company repurchased 500,000 shares of common stock from a shareholder for total consideration of $25,000 or $.05 per common share.

During 2007, the Company issued 384,000 shares of its common stock for an aggregate amount of $192,000.  An additional 100,000 shares of common stock were issued to a third-party in exchange for services.  The shares were valued at $50,000 or $0.50 per common share.  Lastly, 500,000 warrants with an exercise price of $0.36 per share were exercised for an aggregate amount of $180,000.

6.	WARRANTS

Since inception, the Company has issued numerous warrants to purchase shares of the Company’s common stock to shareholders, consultants and employees as compensation for services rendered.  A summary of the Company’s stock-based compensation activity and related information for the years ended December 31, 2007 and 2006 is provided below:

		Number of
	Exercise Price	Shares

Outstanding and exercisable at December 31, 2005	$0.36	3,778,636
Granted	0.36 - 0.50	610,000
Outstanding and exercisable at December 31, 2006	0.36 - 0.50	4,388,636
Granted	0.50	1,650,000
Exercised	0.36	(500,000)
Outstanding and exercisable at December 31, 2005	0.36 - 0.50	5,538,636

Stock Warrants as of December 31, 2007
Exercise	Warrants	Remaining	Warrants
Price	Outstanding	Life (Years)	Exercisable

$0.36 -$0.50	3,938,636	1.00	3,938,636
$0.50	1,600,000	2.00	1,600,000
	5,538,636		5,538,636

For the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 the Company recorded stock-based compensation expense of $130,728, $60,715 and $257,963, respectively relating to the issuance of warrants.

The fair value of warrant grants was estimated during 2007 and 2006 using the Black-Scholes option pricing model with the following assumptions:

Variable	2007	2006
Expected dividend yield	0.00	0.00
Risk-free interest rate	3.5% - 4.9%	4.6% - 4.9%
Expected volatility	17% - 19%	20% - 22%
Expected life (in years)	2 - 2.8	2.2 - 2.8

In accordance with the warrant agreements, in the event of (a) the closing of the issuance and sale of shares of Common Stock of GTX in its first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (b) the closing of the Company’s sale of transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity resulting in the exchange of the outstanding shares of the Company’s capital stock such that the shareholders of the Company prior to such transaction own less than 50% of the voting power of the surviving entity, these warrants shall, on the date of such event, no longer become exercisable and become null and void.

7.	COMMITMENTS AND CONTINGENCIES

Rent expense relating to office space occupied under a month to month lease agreement totaled $10,650, $12,000 and $95,350 during the years ended December 31, 2007, 2006, and for the period from September 10, 2002 (inception) to December 31, 2007, respectively.  On December 27, 2007, the Company renegotiated the month to month lease agreement and entered into a two year lease agreement.  Future minimum lease payments as of December 31, 2007 under the new lease agreement are as follows:

2008	$8,460
2009	8,700
$17,160

The Company has various consulting agreements totaling approximately $50,000 per month, which can be terminated at will.

8.	SUBSEQUENT EVENTS (unaudited)

Warrant Exercise
As of December 31, 2007 there were 5,538,636 warrants outstanding.  Subsequent to December 31, 2007, all of the 5,538,636 warrants were exercised for aggregate total proceeds of $551,061.  The Company issued a total of 2,808,241 shares of its $.001 par value common stock for the warrant exercises.  The Company offered a cashless exercise option to all of the warrant holders that did not want to pay cash to exercise all of their warrants.  Various warrant holders opted to accept the cashless exercise option for some or all of their warrants.

Increase in Authorized Shares of Common Stock
On February 13, 2008, the Company increased the authorized shares of common stock from 20,000,000 to 25,000,000.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Until 90 days after the commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
GTX Corp 10,204,004 shares of common stock PROSPECTUS August 12, 2008

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$1,262
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$1,250
Miscellaneous	$1,000
Total	$43,512

Item 14 . Indemnification of Directors and Officers

The Nevada Revised Statutes authorizes indemnification of a director, officer, employee or agent of the Company against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence in performance of his or her duty.  In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

Further, pursuant to the Nevada Revised Statutes, the Company has adopted the following indemnification provisions in its Amended and Restated Bylaws for its directors and officers:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit, or proceeding initiated by such person only if such action, suit, or proceeding was authorized by the Board of Directors. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.”

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit, or proceeding initiated by such person only if such action, suit, or proceeding was authorized by the Board of Directors.”

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 15. Recent Sales of Unregistered Securities

In May 2008 we completed a sale to thirty-two (32) investors (“Additional Financing”) of 1,732,000 units (“Additional Units”) of the Company’s securities at a price of $1.00 per Additional Unit. Each Additional Unit consists of one common share and one share purchase warrant (“Additional Warrant”) and issued 130,000 shares to officers and directors of our Company in connection with the closing of the Additional Financing. Each Warrant is exercisable at an exercise price of $1.50 per share. We agreed to pay up to 7% cash and 7% warrant coverage as commissions to registered broker-dealers or unregistered finders in connection with the Additional Financing. As a result we paid an aggregate of $123,750 and 118,750 Additional Warrants to five (5) finders, and of that amount Mr. Matthew Williams, the brother of our CFO, received $20,300 and 20,300 Additional Warrants from GTX Corp for his services as a finder. The common stock and common shares underlying the Additional Warrants sold in this Additional Financing have piggy-back registration rights. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act. The Company made this determination based on the representations of the Selling Shareholders, which included, in pertinent part, that such shareholders were (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (b) had a pre-existing or personal relationship with the Company. Each Selling Shareholder further represented that he or she was acquiring our common stock for investment purposes not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

On March 14, 2008, pursuant to the Exchange Agreement, the Company issued 18,000,001 shares of its common stock to the Selling Shareholders in exchange for 100% of the outstanding shares of GTX. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act. The Company made this determination based on the representations of the Selling Shareholders, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act or (c) had a pre-existing or personal relationship with the Company. Each Selling Shareholder further represented that he or she was acquiring our common stock for investment purposes not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

The Closing of the Exchange Agreement was conditional upon, among other things, the closing of the Financing of Units of the Company based upon the same terms as the Financing. The Financing consists of $2,000,000 of units (“Units”) of the Company at $0.75 per Unit. Each Unit consists of one common share and one share purchase warrant (“Warrant”). Each Warrant is exercisable into an additional common share for a period of twelve or eighteen months, depending upon certain circumstances as set out in the Exchange Agreement, at an exercise price of $1.25 per share. The Financing closed on March 14, 2008 with sales of 2,666,668 Units for aggregate proceeds of$2,000,000.

The Closing was also contingent upon conversion of the $1,000,000 Bridge Loan to GTX California held by Jupili plus accrued interest into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing. At Closing we also issued 1,374,334 shares of common stock to Jupili and Warrants to purchase an aggregate of 1,374,334 shares of our common stock to Jupili.

The Financing and Bridge Loan were offshore transactions exempt from registration in reliance on Rule 903 of Regulation S of the Securities Act. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The offering materials and documents also contained a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act.

Further, on April 7, 2006 we issued 1,500,000 shares of our common stock to one (1) named executive officers of our Company, at an offering price of $0.02 per share for gross offering proceeds of $30,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933, as amended (“Securities Act”). The named executive officer is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by GTX Corp, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, GTX Corp relied on the exemption from the registration requirements of the Securities Act provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act.

On August 15, 2006, we issued 676,000 shares of our common stock to thirty-nine (39) subscribers at an offering price of $0.10 per share for gross offering proceeds of $67,600 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by GTX Corp, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, GTX Corp relied on the exemption from the registration requirements of the Securities Act provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On May 16, 2008, we entered into a consulting agreement with Vista Partners, LLC for consulting services whereby we agreed to issue an aggregate of 17,500 shares of our common stock valued at an aggregate of $37,500 to Vista Partners LLC as consideration for services. Services are to be rendered from May 16, 2008 until May 15, 2009. One certificate for 4,375 shares has been delivered and the remainder are are held in escrow by the Company and vest quarterly commencing September 30, 2008. The Company is relying upon exemption from registration requirements pursuant to Section 4(2) of the Securities Act for the issuance of these shares.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

Item 17.  Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 12, 2008.

GTX CORP

By:	/s/ Patrick E. Bertagna
Patrick E. Bertagana
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of GTX Corp hereby constitutes and appoints Patrick E. Bertagna, his attorney-in-fact and agent, with full power of substitution and resubstitution for her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Patrick E. Bertagna	Chief Executive Officer and Director	August 12, 2008
Patrick E. Bertagna	(Principal Executive Officer)

/s/ Murray Williams	Chief Financial Officer, Treasurer,	August 12, 2008
Murray Williams	Secretary (Principal Accounting Officer)

/s/ Jeffrey Sharpe	Director	August 12, 2008
Jeffrey Sharpe

/s/ Patrick Aroff	Director	August 12, 2008
Patrick Aroff

/s/ Louis Rosenbaum	Director	August 12, 2008
Louis Rosenbaum

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement dated March 4, 2008 by and among the Registrant, Global Trek Xploration, the shareholders of Global Trek Xploration and Jupili Investment S.A. (1)

3.1	Articles of Incorporation of the Registrant filed with the State of Nevada on April 7, 2006 (2)

3.2	Amended and Restated Bylaws of the Registrant(3)

5.1	Opinion of Richardson & Patel, LLP(11)

10.1	Lease Agreement between Bar Code World Inc. and Patrick E. Bertagna, on the one hand, and Anjac Fashion Buildings dated December 27, 2007(4)

10.2	Employment Agreement between the Registrant and Patrick E. Bertagna dated March 14, 2008(5)

10.3	Employment Agreement between the Registrant and Christopher M. Walsh dated March 14, 2008(6)

10.4	Employment Agreement between the Registrant and Murray Williams dated March 14, 2008(7)

10.5	Form of Subscription Agreement(8)

10.6	License Agreement between Global Trek Xploration and My Athlete LLC dated September 15, 2007(9)

10.7	GTX Corp 2008 Equity Compensation Plan(10)

10.8	Form of Securities Purchase Agreement and Warrant Agreement (Additional Financing Transaction) (11)

10.9	Form of Securities Purchase Agreement and Warrant Agreement (Financing Transaction) (12)

10.10	Lease Agreement between Global Trek Xploration and the Mock Family Limited Partnership dated June 3, 2008 (11)

10.11	Investment Banking Advisory Agreement between Meyers Resources LP and GTX Corp dated May 6, 2008 (11)

14.1	Code of Ethics(13)

17.1	Resignation letter of Jeffrey Sharpe dated March 14, 2008(14)

21.1	Subsidiaries(15)

23.1	Consent of LBB & Associates Ltd., LLP*

23.2	Consent of Richardson & Patel, LLP (included in Exhibit 5.1)

* Filed herewith.

(1)	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8K dated March 4, 2008.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 as filed December 12, 2006.

(3)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(4)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(6)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(7)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(8)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(9)	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(10)	Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(11)	Previously filed as part of the Registrant’s Registration Statement on Form S-1 (File No. 333-15086) and incorporated herein by reference.

(12)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8K dated March 20, 2008.

(13)	Incorporated by reference to Exhibit 14.1 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(14)	Incorporated by reference to Exhibit 17.1 to the Registrant’s Current Report on Form 8K dated March 14, 2008.

(15)	Incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8K dated March 14, 2008.